THIRD AMENDMENT TO CREDIT AND REIMBURSEMENT AGREEMENT


	THIS THIRD AMENDMENT TO CREDIT AND REIMBURSEMENT
AGREEMENT (this "THIRD AMENDMENT") is made and entered into as of February 10, 1995, by and between CITYPLACE CENTER EAST
CORPORATION, a Texas corporation (the "COMPANY") and THE
SANWA BANK, LIMITED, DALLAS AGENCY, a foreign bank agency licensed under the laws of the State of Texas, acting for and on behalf of THE SANWA BANK, LIMITED, a banking corporation duly organized and existing under the laws of Japan (collectively, the "BANK").

			W I T N E S S E T H:

	WHEREAS, the Company and Bank are parties to a Credit and Reimbursement Agreement dated as of February 15, 1987 (the "Original Reimbursement Agreement"), as amended by a First Amendment to Credit and Reimbursement Agreement dated as of December 21, 1990 (the "First Amendment") and a Second Amendment to Credit and Reimbursement Agreement dated as of January 4, 1993 (the "Second Amendment") (the Original Reimbursement Agreement, as amended by the First Amendment and the Second Amendment, being herein referred to as the "AGREEMENT"); and

	WHEREAS, Borrower has satisfied all of the Conditions to Schedule of Terms on or prior to the Term Schedule Date and, accordingly, the terms applicable to the Obligation are to be governed by the Schedule of Terms; and

	WHEREAS, based on the occurrence of certain events between the date of the First Amendment and the date hereof, the Borrower and the Bank desire to restate the Schedule of Terms in its entirety in order to more properly reflect the current circumstance;

	NOW, THEREFORE, it is agreed:

	1. DEFINITIONS. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Agreement.

	2.      AMENDMENTS TO AGREEMENT.  On and as of the Term
Schedule Date, the Schedule of Terms is hereby amended and restated in its entirety in the form of the Schedule of Repayment Terms attached hereto as Schedule A.

	3. GOVERNING LAW. This Third Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Texas and the applicable federal laws of the United States of America.

	4. REFERENCES TO AGREEMENT. From and after the date first above written, all references to the Agreement shall be deemed to be references to the Agreement after giving effect to this Third Amendment.



	 IN WITNESS WHEREOF, each of the parties hereto has caused this Third Amendment to be executed and delivered as of the date first above written.


					COMPANY:

					CITYPLACE CENTER EAST CORPORATION


					By:  ________________________
					     David A. Urbel
					     Treasurer



					BANK:

					THE SANWA BANK, LIMITED,DALLAS
					AGENCY, acting for and on behalf
					of THE SANWA BANK, LIMITED


					By:  ________________________
					     Matthew G. Patrick
					     Assistant Vice President







d-0161077.01


				  -2-




				 SCHEDULE A
		to Third Amendment to Credit and Reimbursement
	   Agreement dated as of February 10, 1995, by and between
	     Cityplace Center East Corporation, as Borrower, and
		    The Sanwa Bank, Limited, Dallas Agency,
			acting for and on behalf of
			 The Sanwa Bank, Limited,
				  as Lender





			   SCHEDULE OF REPAYMENT TERMS


				by and between


			CITYPLACE CENTER EAST CORPORATION


				  as Borrower


				      and


		    THE SANWA BANK, LIMITED, DALLAS AGENCY
			acting for and on behalf of
			  THE SANWA BANK, LIMITED



				   as Lender


				     * * *


			       US $290,000,000


				     * * *




				   I N D E X

									 Page
									 ----
ARTICLE I               DEFINITIONS                                         1
	   1.01.     Defined Terms                                          1

ARTICLE II              REIMBURSEMENT OBLIGATION                           24
	   2.01.     Promise to Pay                                        24

ARTICLE III             PAYMENT TERMS                                      24
	   3.01.     Evidence of Indebtedness                              24
	   3.02.     Interest Rate                                         24
	   3.03.     Calculation of Interest Rate                          24
	   3.04.     Payment of Principal of and Interest on the Loan      24
	   3.05.     Manner and Application of Payments                    25
	   3.06.     Prepayments                                           25
	   3.07.     Taxes                                                 26
	   3.08.     Increased Capital and Yield Protection                28
	   3.09.     Lending Office                                        29

ARTICLE IV              SECURITY                                           30
	   4.01.     Liens and Security Interests                          30
	   4.02.     Cash Reserve Account                                  30
	   4.03.     Lender Offset                                         31
	   4.04.     Agreement to Deliver Additional Collateral
			Documents                                          32

ARTICLE V               CONDITIONS PRECEDENT                               33
	   5.01.     Collateral Documents                                  33
	   5.02.     Third Amendment to Completion Guaranty
			Agreement                                          33
	   5.03.     Assignment of Trustee Deed of Trust                   33
	   5.04.     Confirmation of Collateral Assignment of
			Management Agreement                               33
	   5.05.     Confirmation of Collateral Assignment of
			Submanagement Agreement                            33
	   5.06.     Confirmation of Assignment of Listing Agreement       33
	   5.07.     Confirmation of and Amendment to Other
			Collateral Documents                               33
	   5.08.     Confirmation of Subordination, Attornment and
			Non-Disturbance Agreement                          34
	   5.09.     Governmental Approvals                                34
	   5.10.     Appraisal                                             34
	   5.11.     Insurance                                             34
	   5.12.     Survey                                                34

				       i




	   5.13.     Title Insurance                                       34
	   5.14.     UCC Searches                                          34
	   5.15.     Rent Roll, Leases, and Estoppel Letters               34
	   5.16.     Release                                               34
	   5.17.     Financial Information                                 35
	   5.18.     Officer's Certificate                                 35
	   5.19.     Incumbency Certificate of Borrower                    35
	   5.20.     Incumbency Certificate of Southland                   35
	   5.21.     Resolutions of Borrower                               35
	   5.22.     Resolutions of Southland                              35
	   5.23.     Corporate Certificates of Borrower and Southland      36
	   5.24.     Articles of Incorporation and Bylaws of Borrower
			and Southland                                      36
	   5.25.     Opinion of Counsel to Borrower                        36
	   5.26.     Opinion of Counsel to Southland                       36
	   5.27.     Certain Required Payments                             36
	   5.28.     Additional Information                                36

ARTICLE VI              REPRESENTATIONS AND WARRANTIES                     37
	   6.01.     Organization and Good Standing of Borrower            37
	   6.02.     Authorization and Power                               37
	   6.03.     No Conflicts or Consents                              37
	   6.04.     Enforceable Obligations of Borrower                   37
	   6.05.     Priority of Liens                                     37
	   6.06.     Financial Condition                                   37
	   6.07.     Full Disclosure                                       38
	   6.08.     No Default                                            38
	   6.09.     Southland Lease                                       38
	   6.10.     No Litigation                                         38
	   6.11.     Taxes                                                 38
	   6.12.     Compliance with Law                                   39
	   6.13.     Principal Office                                      39
	   6.14.     ERISA                                                 39
	   6.15.     Government Regulation                                 39
	   6.16.     Title to the Property                                 39
	   6.17.     Use of Property                                       39
	   6.18.     Completion of Improvements                            39
	   6.19.     Access Roads                                          40
	   6.20.     Condition of Premises                                 40
	   6.21.     Hazardous Substances                                  40
	   6.22.     Fiscal Year                                           40
	   6.23.     Easement and Use Agreement                            40
	   6.24.     Zoning Obligations                                    41
	   6.25.     Survival of Representations and Warranties            41

				      ii




ARTICLE VII  AFFIRMATIVE COVENANTS                                         42
	   7.01.     Financial Statements, Reports and Documents of
			Borrower                                           42
	   7.02.     Financial Statements, Reports and Documents of
			Southland                                          44
	   7.03.     Payment of Taxes                                      45
	   7.04.     Maintenance of Existence and Rights                   46
	   7.05.     Notice of Default                                     46
	   7.06.     Other Notices                                         46
	   7.07.     Compliance with Law                                   46
	   7.08.     Compliance with Loan Documents                        47
	   7.09.     Operations and Properties                             47
	   7.10.     Books and Records; Access                             47
	   7.11.     Inspection of Property                                47
	   7.12.     Insurance                                             47
	   7.13.     Authorizations and Approvals                          47
	   7.14.     Maintenance of Liens                                  47
	   7.15.     Correction of Defects                                 48
	   7.16.     Environmental Risk Assessment                         48
	   7.17.     Management of Property                                48
	   7.18.     Southland Lease                                       48
	   7.19.     Leasing Commission and Tenant Finishout               49
	   7.20.     Compliance with Government Development
			Documents                                          49
	   7.21.     Costs and Expenses                                    50
	   7.22.      Further Assurances                                   50
	   7.23.      Indemnity by Borrower                                50
	   7.24.      License Agreement                                    52

ARTICLE VIII   NEGATIVE COVENANTS                                          53
	   8.01.      Cash Flow Coverage Ratio                             53
	   8.02.      Debt                                                 53
	   8.03.      Liens                                                53
	   8.04.      Distributions and Debt Repayment                     53
	   8.05.      Southland Lease                                      53
	   8.06.      Subleases                                            53
	   8.07.      Sales, Etc. of Assets                                54
	   8.08.      Name, Fiscal Year and Accounting Method              54
	   8.09.      Consolidation, Merger, Conveyance, Transfer or
			Lease                                              54
	   8.10.      ERISA Compliance                                     54
	   8.11.      Transactions with Affiliates                         54
	   8.12.      Environmental Matters                                54
	   8.13.      Lines of Business                                    55
	   8.14.      License Agreement                                    55
	   8.15.      Changes in Zoning Requirements                       55

				      iii




ARTICLE IX    EVENTS OF DEFAULT                                            56
	   9.01.      Events of Default                                    56
	   9.02.      Remedies Upon Event of Default                       58
	   9.03.      Performance by Lender                                58

ARTICLE X     MISCELLANEOUS                                                60
	   10.01.    Waiver                                                60
	   10.02.    Payment of Expenses                                   60
	   10.03.    Notice                                                60
	   10.04.    Governing Law                                         61
	   10.05.    Choice of Forum; Consent to Service of Process
			and Jurisdiction                                   61
	   10.06.    Invalid Provisions                                    62
	   10.07.    Interest Rate                                         62
	   10.08.    Entirety and Amendments                               62
	   10.09.    Parties Bound; Assignment                             63
	   10.10.    Participations                                        63
	   10.11.    Headings                                              63
	   10.12.    Time of the Essence                                   64
	   10.13.    Confidentiality                                       64
	   10.14.    Survival of Certain Provisions                        64

				      iv





			INDEX OF EXHIBITS

EXHIBIT A:      Renewal Assignment of Leases and Rents
EXHIBIT B:      Renewal Assignment of Subleases and Rents
EXHIBIT C:      Assignment of Deed of Trust and Other Security Documents
EXHIBIT D:      Ratification and Confirmation of Assignment of Cash Reserve Account
EXHIBIT E:      Ratification and Confirmation of Collateral Assignment of Rights
		Under Exclusive Leasing and Marketing Agreement
EXHIBIT F:      Ratification and Confirmation of Collateral Assignment of Management
		Agreement and Service Contracts
EXHIBIT G:      Ratification and Confirmation of Collateral Assignment and
		Modification of Submanagement Agreement
EXHIBIT H:      Ratification and Confirmation of and Amendment to Other Collateral
		Documents
EXHIBIT I:      Ratification and Confirmation of Subordination, Attornment and Non-
		Disturbance Agreement (Southland Lease)
EXHIBIT J:      Renewal Deed of Trust, Security Agreement, Financing Statement,
		and Assignment of Rental
EXHIBIT K:      Release
EXHIBIT L:      Security Agreement
EXHIBIT M:      Southland Estoppel Letter
EXHIBIT N:      Sublease Estoppel Letter
EXHIBIT O:      Third Amendment to Completion Guaranty Agreement
EXHIBIT P:      Form of Opinion of Borrower's Counsel
EXHIBIT Q:      Form of Opinion of Southland's Counsel



SCHEDULE 1:     Amortization Schedule
SCHEDULE 2:     Request for Advance
SCHEDULE 3:     Schedule of Zoning Obligations
SCHEDULE 4:     Underground Storage Tank Disclosure

				       v




			SCHEDULE OF REPAYMENT TERMS


	THIS SCHEDULE OF REPAYMENT TERMS is a part of and shall govern the terms of repayment of the indebtedness of CITYPLACE CENTER EAST CORPORATION, a corporation duly organized and existing under the laws of the State of Texas (herein called the "Borrower"), a subsidiary of THE SOUTHLAND CORPORATION, a corporation duly organized and existing under the laws of the State of Texas (herein called "Southland"), to THE SANWA BANK, LIMITED, DALLAS AGENCY, a foreign bank agency, licensed under the laws of the State of Texas, acting for and on behalf of THE SANWA BANK, LIMITED, a banking corporation duly organized and existing under the laws of Japan (herein collectively called "Lender") under SECTION 2.2(D) of that certain Credit and Reimbursement Agreement dated as of February 15, 1987, as same has been amended by that certain First Amendment to Credit and Reimbursement Agreement dated as of December 21, 1990, that certain Second Amendment to Credit and Reimbursement Agreement dated as of January 4, 1993, and that certain Third Amendment to Credit and Reimbursement Agreement dated as of February 10, 1995 (such agreement, as amended, being herein collectively referred to as the "REIMBURSEMENT AGREEMENT"), which terms are as follow:

				  ARTICLE I

				 DEFINITIONS

	1.01. DEFINED TERMS. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Article I or in the Section or recital referred to:

	"ADVANCE" shall mean the disbursement by Lender to Trustee of the amount drawn under the Letter of Credit.

	"AFFILIATE" of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by, or is under common control with, such Person. For purpose of this definition, "control" and the correlative meanings of the terms "controlled by" and "under common control with" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or partnership interests or by contract or otherwise.

	"AGREEMENT" shall mean this Schedule of Repayment Terms, of which this
ARTICLE I forms a part, together with all amendments, modifications and restatements hereof and supplements and attachments hereto.



	"AMORTIZED INSTALLMENT" shall mean the monthly payment of principal and interest, calculated as of the Closing Date, and as shown on SCHEDULE 1 attached hereto, to be the monthly payment of principal and interest required to amortize a loan with an unpaid principal balance equal to the Loan Amount as of the Closing Date, at a rate of interest equal to the Annual Rate as of the Closing Date, over a period of twenty-five (25) years. Should the Annual Rate be modified at any time or from time-to-time during the term of the Loan, the Amortized Installment shall be recalculated on the first day of the immediately succeeding calendar month (the "FIRST DAY") to be the monthly payment of principal and interest required to amortize a loan with an unpaid principal balance equal to the unpaid principal balance of the Loan as of the First Day, at a rate of interest equal to the new Annual Rate, over a period of time equal to the number of months remaining between such First Day and the date twenty-five (25) years following the Monthly Commencement Date.

	"AMORTIZED INSTALLMENT DATE" shall mean any date an Amortized
Installment is due.

	"ANNUAL OPERATING BUDGET" shall mean an annual cash budget of income, operating expenses and capital expenditures for the Property submitted to the Lender by the Borrower, and approved by the Lender in writing, specifying by month in reasonable detail all estimated costs and expenses anticipated by the Borrower to be incurred by it during such calendar year in connection with the Borrower's ownership and operation of the Property. Borrower may from time to time request that Lender approve a revised Annual Operating Budget for the remainder of any calendar year. Lender shall not unreasonably withhold or delay its approval to any Annual Operating Budget or any amendment thereto so long as the costs and expenses shown therein meet all Conditions for Budget Approval.

	"ANNUAL RATE" shall mean 7-1/2% per annum, or such higher rate as the parties hereto may from time to time mutually agree.

	"APPRAISAL" shall mean an appraisal addressed to Lender (acceptable to Lender as to form, substance and appraisal date), prepared by a professional appraiser who is a Member of the Appraisal Institute ("MAI"), certifying as to the value of the Property and prepared in accordance with all laws and regulations applicable to Lender and the Participants with respect to the Loan.

	"APPROVED LEASE PARAMETERS" shall mean Lease Parameters approved by Lender, which approval shall not be unreasonably withheld or delayed.

	"APPROVED LEASING AGENT" shall mean an exclusive leasing agent for marketing subleases in the Premises which (a) is approved by the Lender, and
(b) is not an Affiliate of the Borrower or Southland.




	"APPROVED LEASING AGREEMENT" shall mean an exclusive listing agreement between Southland and an Approved Leasing Agent, which has been approved in writing by the Lender (which approval shall not be unreasonably withheld or delayed) and which shall in any event contain the following provisions: (a) a fee structure acceptable to the Lender; (b) a requirement for the Approved Leasing Agent to prepare and deliver monthly Leasing Activity Summaries as required hereby; (c) a provision for termination by Southland or its successor upon thirty (30) days' notice, without cause, and without payment of any penalty; (d) a consent by the Approved Leasing Agent to the collateral assignment of such contract to the Lender; (e) upon a foreclosure or deed in lieu of foreclosure of the Property, the Lender, at its sole option, may elect to (i) continue the listing agreement upon its existing terms, (ii) enter into a new listing agreement with such Approved Leasing Agent upon terms similar to the listing agreement, or (iii) terminate the listing agreement pursuant to the termination provisions described in subparagraph
(c) above; and (f) should the Lender elect to continue the listing agreement on the same terms and conditions as existed prior to the foreclosure or deed in lieu of foreclosure, the Lender shall not be responsible for any fees, commissions or other amounts payable by the Borrower or Southland which accrued prior to the date of transfer nor shall the Lender be liable for any loss, costs, damages, claims or other expenses which accrued prior to the date of such transfer. Further, no such agreement shall constitute an Approved Leasing Agreement unless and until it has been collaterally assigned to the Lender to secure the Obligation, in form and substance reasonably acceptable to the Lender.

	"APPROVED MANAGEMENT AGREEMENT" shall mean (a) so long as all Conditions to Southland Management Agreement have been met, the Southland Management Agreement, and (b) in all other cases (including so long as the Southland Management Agreement is in effect), an agreement relating to the management or operation of the Property with an Approved Manager, as manager, which has been approved in writing by the Lender (which approval shall not be unreasonably withheld or delayed) and which shall in any event contain the following provisions: (i) a compensation structure acceptable to the Lender; (ii) a provision for termination by the party who is not the Approved Manager, or its successor, upon thirty (30) days notice, without cause, and without payment of any penalty; (iii) a consent by the manager to the collateral assignment of such contract to the Lender; (iv) upon a foreclosure or deed in lieu of foreclosure of the Property, the Lender, at its sole option, may elect to (A) continue the management agreement upon its existing terms, (B) enter into a new management agreement with such manager upon such terms similar to the Approved Management Agreement, or (C) terminate the management agreement pursuant to the termination provisions described in subparagraph (ii), above; and (v) should the Lender elect to continue the management agreement on the same terms and conditions as existed prior to the foreclosure or deed in lieu of foreclosure, the Lender shall not be responsible for any fees, commissions or other amounts payable by the Borrower which accrued prior to the date of transfer nor shall the Lender be liable for any loss, costs, damages, claims or other expenses which accrued prior to the date

				       3



of such transfer. Further, no such agreement shall constitute an Approved Management Agreement unless and until it has been collaterally assigned to the Lender to secure the Obligation, in form and substance reasonably acceptable to the Lender.

	"APPROVED MANAGER" shall mean a Property manager approved by the Lender and which is not an affiliate of the Borrower or Southland.

	"APPROVED SUBLEASE" shall mean a sublease for a portion of the Improvements which (a) is executed on the form of sublease approved by Lender (which approval of such form and any modifications thereto shall not be unreasonably withheld or delayed), (b) includes a fully-executed Approved Sublease Subordination, and (c) either (i) has been expressly approved by Lender in writing (which approval shall not be unreasonably withheld or delayed), or (ii) falls within the Approved Lease Parameters.

	"APPROVED SUBLEASE SUBORDINATION" shall mean a subordination, non-disturbance and attornment agreement to be executed by Southland, the Borrower, the tenant under an Approved Sublease and the Lender, in form and substance reasonably acceptable to the Lender, and including, without limitation, the following terms: (a) a confirmation and consent to the collateral assignment of such Approved Sublease to the Lender; (b) an agreement of the subtenant to attorn to the then-owner of the Property upon a foreclosure by the Lender of such collateral assignment of Approved Sublease; (c) an agreement of the subtenant to enter into a new lease with the then-owner of the Property, upon the same terms as such Approved Sublease, if the Southland Lease is terminated in whole or with respect to any portion of the Premises subject to such Approved Sublease; (d) an agreement that the Lender shall not be bound,
(i) unless reasonably approved by Lender in writing (A) by any amendment to the economic terms of such Approved Sublease or (B) by any material amendment to any other term of such Approved Sublease,
(ii) by any rent paid more than one (1) month in advance, or (iii) by any security deposit unless such security deposit is paid to the Lender to be segregated for availability under the Approved Sublease; and (e) an agreement of the subtenant that neither the Lender nor any other owner of the Property following foreclosure (1) shall be bound by or obligated for any breach or default by the landlord under the Approved Sublease occurring prior to the date such Person acquires fee title to the Property, or (2) shall have any personal, partnership or corporate liability for landlord's obligations thereunder except such Person's interest in the Property.

	"APPROVED SUBMANAGEMENT AGREEMENT" shall mean an Approved Management Agreement between Southland and an Approved Manager.

				       4



	"ASSIGNMENT OF CASH RESERVE ACCOUNT" shall mean that certain Assignment of Cash Reserve Account dated as of December 21, 1990, executed by Borrower for the benefit of Lender with respect to the Cash Reserve Account, confirmed by the Confirmation of Assignment of Cash Reserve Account.

	"ASSIGNMENT OF LEASES AND RENTS" shall mean the Renewal Assignment of Leases and Rents in the form of EXHIBIT J attached hereto and incorporated herein by reference, with blanks appropriately completed in conformance herewith, either as originally executed, or as it may from time to time be renewed, supplemented, modified or restated.

	"ASSIGNMENT OF SUBLEASES AND RENTS" shall mean the Renewal Assignment of Subleases and Rents in the form of EXHIBIT K attached hereto and incorporated herein by reference, with blanks appropriately completed in conformance herewith, either as originally executed, or as it may from time to time be renewed, supplemented, modified or restated.

	"ASSIGNMENT OF TRUSTEE DEED OF TRUST" shall mean that certain Assignment of Deed of Trust and Other Security Documents dated February 10, 1995, to be effective as of February 14, 1995, pursuant to which Trustee assigns to Bank its Liens on the Property which secured the repayment of the Debt Securities issued pursuant to the Indenture, in the form of EXHIBIT A attached hereto.

	"BASE RATE" shall mean the rate per annum then most recently announced by The Sanwa Bank, Limited, New York Branch as its "base", "prime commercial" or "prime rate" of interest. Borrower acknowledges that these financial institutions may, from time to time, extend credit to other borrowers at rates of interest varying from, and having no relationship to, such reference rates. Each change in the Base Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Base Rate.

	"BORROWER" shall have the meaning assigned to it in the preamble hereof.

	"BUDGET RESERVE" shall mean, for each Fiscal Year, an amount equal to ten percent (10%) of the aggregate costs and expenses shown on the Annual Operating Budget, including amendments thereto, for such Fiscal Year.

	"BUILDING" shall have the meaning assigned to it in the Southland Lease.

	"BUSINESS DAY" shall mean any day except Saturday, Sunday and any other day which shall be in Dallas, Texas and New York, New York a legal holiday or a day on which banking institutions are authorized by law or other government action to close.

				       5



	"CAPITAL STOCK" of any Person shall mean any and all shares, interests, participations or other equivalents (however designated) of corporate stock and any and all forms of partnership interests or other equity interests in a Person, including but not limited to any type of preference stock which for other purposes may not be treated as equity.

	"CASH FLOW COVERAGE RATIO" shall mean (a) Net Operating Income, DIVIDED BY (b) the sum of scheduled Amortized Installments.

	"CASH RESERVE" shall mean, on any day, the amount of collected funds held in the Cash Reserve Account.

	"CASH RESERVE ACCOUNT" shall mean the account of Borrower at The Sanwa Bank, Limited, New York Branch, Account No. 077742 and styled "CCEC Cash Reserve Account", which account is pledged to Lender pursuant to the Assignment of Cash Reserve Account.

	"CHANGE IN CONTROL" shall mean (a) the failure of the Owner and its Affiliates to directly or indirectly beneficially own (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) in the aggregate 50% or more of (i) the outstanding shares of Common Stock of Southland or (ii) the total voting power of all classes of Capital Stock of Southland entitled to vote generally in the election of directors of Southland unless, in each case, the Owner and its Affiliates directly or indirectly beneficially own (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) in the aggregate at least 5% more of such Common Stock or voting power, as the case may be, than any other person or persons (including any syndication or group deemed to be a "person" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934) acting together as a "group" (within the meaning of
Section 13(d) of the Securities Exchange Act of 1934) or (b) the failure of the Owner and its Affiliates to directly or indirectly beneficially own (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) in the aggregate 35% or more of (i) the outstanding shares of Common Stock of Southland or (ii) the total voting power of all classes of Capital Stock of Southland entitled to vote generally in the election of directors of Southland.

	"CLOSING DATE" shall mean the date of the Advance.

	"CODE" shall mean the Uniform Commercial Code as adopted in the State of Texas and any other state which governs creation or perfection (and the effect thereof) of security interests in any collateral for the Loan.

	"COLLATERAL" shall mean and include all collateral under, and as defined in, any Collateral Document, and including in any event, the forms of collateral described in ARTICLE IV hereof.

				       6



	"COLLATERAL ASSIGNMENT OF LISTING AGREEMENT" shall mean that certain Collateral Assignment of Rights Under Exclusive Listing and Marketing Agreement dated March 6, 1993, pursuant to which Southland has assigned to Lender all of its rights in the Exclusive Listing and Marketing Agreement for the Property with Prentiss Properties Limited, Inc., as ratified and confirmed by the Confirmation of Assignment of Listing Agreement.

	"COLLATERAL ASSIGNMENT OF MANAGEMENT AGREEMENT" shall mean that certain Collateral Assignment of Management Agreement dated February 15, 1987, pursuant to which Borrower has assigned to Lender all of Borrower's right, title and interest, but not its obligations in, under and to, the Southland Management Agreement, as amended by the First Amendment thereto dated as of December 21, 1990, and as ratified and confirmed by the Confirmation of Collateral Assignment of Management Agreement.

	"COLLATERAL ASSIGNMENT OF SUBMANAGEMENT AGREEMENT" shall mean that certain Collateral Assignment and Modification of Submanagement Agreement dated December 18, 1992, pursuant to which Southland has assigned to Lender all of Southland's right, title and interest, but not its obligations in, under and to, that certain Management Agreement dated as of January 1, 1993 between Southland (as successor by merger to Cityplace Development Corporation) and the Approved Mananager, Premysis Real Estate Services, Inc., as amended and extended by agreement dated as of January 1, 1995, and as ratified and confirmed by the Confirmation of Collateral Assignment of Submanagement Agreement.

	"COLLATERAL DOCUMENTS" shall mean deeds of trust, assignments, security agreements, financing statements, and other documents and instruments from time to time executed and delivered pursuant to this Agreement and any documents or instruments amending or supplementing the same, and shall include, in any event, each of the documents described in ARTICLE IV hereof.

	"COMMON STOCK" shall mean common stock of Southland.

	"COMPLETION GUARANTY AGREEMENT" shall mean that certain Completion Guaranty Agreement dated as of February 15, 1987, executed by Southland for the benefit of Lender with respect to the completion of the Project, as same has been amended by that certain (a) First Amendment to Completion Guaranty Agreement dated as of
December 21, 1990, (b) Second Amendment to Completion Guaranty Agreement dated as of January 4, 1993 and (c) Third Amendment to Completion Guaranty Agreement dated February 10, 1995, and any and all further renewals thereof or modifications or supplements thereto.

	"CONDITIONS FOR BUDGET APPROVAL" shall mean, with respect to any proposed cost or expense, that such cost or expense
(a) shall be incurred by Borrower, (b) is reasonably necessary for the

				       7



operation of the Property, (c) is not the responsibility of Southland under the Southland Lease, and (d) is reasonable in amount for the services or goods to be furnished in a manner consistent with the quality of construction and operation of the Property.

	"CONDITIONS TO SOUTHLAND MANAGEMENT AGREEMENT" shall mean (a) Southland has assigned or delegated its obligations under the Southland Management Agreement to an Approved Manager pursuant to an Approved Submanagement Agreement, (b) such Approved Submanagement Agreement is then in effect, (c) all costs and expenses due and owing by the Borrower under the Southland Management Agreement are "Expenses" passed through to and reimbursable by Southland under the Southland Lease, (d) Southland has not failed or threatened to fail to pay all of such costs and expenses of the Approved Submanagement Agreement as an "Expense" under the Southland Lease, and (e) no circumstances or events have occurred which (i) could have any material adverse effect whatsoever upon the validity, enforceability or performance of, or (ii) could materially impair, impede or jeopardize the ability of Southland to fulfill its obligations under, this Agreement, any Approved Submanagement Agreement, the Southland Management Agreement or any of the other Loan Documents.

	"CONFIDENTIAL INFORMATION" shall mean, at any time, all confidential and proprietary data and information made available by or on behalf of Borrower or Southland pursuant to this Agreement in writing to the Lender or their attorneys, certified public accountants or agents, which Borrower or Southland clearly and conspicuously marked or communicated as "Confidential" prior to such time, or otherwise requested by Borrower or Southland in writing to be held confidential, but shall not include any data or information which (a) was or became generally available to the public at or prior to such time (unless divulged by the Lender or their respective attorneys, certified public accountants or agents) or (b) was or became available to the Lender or their attorneys, certified public accountants or agents on a non-confidential basis from Borrower or Southland or any other source at or prior to such time.

	"CONFIRMATION OF ASSIGNMENT OF CASH RESERVE ACCOUNT" shall mean the Ratification and Confirmation of Assignment of Cash Reserve Account in the form of EXHIBIT B attached hereto and incorporated herein by reference, with blanks appropriately completed in conformity herewith, either as originally executed or as it may from time to time be supplemented, amended, renewed or extended.

	"CONFIRMATION OF ASSIGNMENT OF LISTING AGREEMENT" shall mean the Ratification and Confirmation of Collateral Assignment of Rights Under Exclusive Leasing and Marketing Agreement in the form of EXHIBIT C attached hereto and incorporated herein by reference, with blanks appropriately completed in conformity herewith, either as originally executed or as it may

				       8



from time to time be supplemented, modified, amended, renewed or extended.

	"CONFIRMATION OF COLLATERAL ASSIGNMENT OF MANAGEMENT AGREEMENT" shall mean the Ratification and Confirmation of Collateral Assignment of Management Agreement in the form of EXHIBIT D attached hereto and incorporated herein by reference, with blanks appropriately completed in conformity herewith, either as originally executed or as it may from time to time be supplemented, modified, amended, renewed or extended.

	"CONFIRMATION OF COLLATERAL ASSIGNMENT OF SUBMANAGEMENT
AGREEMENT" shall
mean the Ratification and Confirmation of Collateral Assignment of Submanagement Agreement in the form of EXHIBIT E attached hereto and incorporated herein by reference, with blanks appropriately completed in conformity herewith, either as originally executed or as it may from time to time be supplemented, modified, amended, renewed or extended.

	"CONFIRMATION OF AND AMENDMENT TO OTHER COLLATERAL DOCUMENTS" shall mean the Ratification and Confirmation of and Amendment to Other Collateral Documents in the form of EXHIBIT F attached hereto and incorporated herein by reference, with blanks appropriately completed in conformity herewith, either as originally executed or as it may from time to time be supplemented, modified, amended, renewed or extended.

	"CONFIRMATION OF SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT" shall mean the Ratification and Confirmation of Subordination, Attornment and Non-Disturbance Agreement (Southland Lease) in the form of EXHIBIT G attached hereto and incorporated herein by reference, with blanks appropriately completed in conformity herewith, either as originally executed or as it may from time to time be supplemented, modified, amended, renewed or extended.

	"CONSEQUENTIAL LOSS" shall, with respect to Borrower's prepayment (whether voluntary or involuntary because of acceleration of the Obligation after an Event of Default) of all or any portion of the then-outstanding principal amount of the Loan on any date other than the Maturity Date, mean any direct and actual loss, cost, penalty or expense reasonably incurred by Lender or any Participant as a result of the timing of such pre-payment or in liquidating or redepositing such principal amount, including without limitation any direct and actual loss, cost, penalty or expense incurred by Lender or any Participant with respect to the early termination of any interest rate exchange or other hedging arrangement of the type commonly entered into by prudent lenders and borrowers to reduce or eliminate the risks of increased interest rates, and entered into by Lender or any Participant with respect to the Loan.

				       9



	"CONTROLLED GROUP" shall mean (a) the controlled group of corporations as defined in Section 1563 of the Internal Revenue Code or (b) the group of trades or businesses under common control as defined in Section 414(c) of the Internal Revenue Code, of which Borrower is a part or may become a part.

	"DEBT" shall mean (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which the Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which the Borrower otherwise assures a creditor against loss, and (b) obligations under leases which shall have been or should be, in accordance with Generally Accepted Accounting Principles, recorded as capital leases in respect of which obligations the Borrower is liable, contingently, or otherwise, or in respect of which obligations the Borrower otherwise assures a creditor against loss.

	"DEBTOR RELIEF LAWS" shall mean any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights, remedies, or recourses of creditors generally, including without limitation the U.S. Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of the Loan.

	"DEBT SECURITIES" shall mean Borrower's 7-7/8% Notes due
February 15, 1995, in the aggregate principal amount of U. S.
$290,000,000, issued by Borrower pursuant to the Indenture.

	"DEED OF TRUST" shall mean the Renewal Deed of Trust,
Security Agreement, Financing Statement and Assignment of Rents securing the payment of the Loan and the Obligation and the payment and performance of all obligations specified in the Loan Documents and herein, and evidencing a valid and enforceable first priority Lien against the Property, in the form of Exhibit H attached hereto and incorporated herein by reference, with blanks appropriately completed in conformity herewith, either as originally executed or as it may from time to time be renewed, supplemented, modified, amended or restated.

	"DEFAULT RATE" shall mean a rate per annum equal to the lesser of (a) the Base Rate in effect from day to day, plus two percent (2%), or (b) the Maximum Rate.

	"DOLLARS" and the sign "$" shall mean lawful currency of the United States of America.

	"EASEMENT AND USE AGREEMENT" shall mean the Easement and Use Agreement between the Borrower and Oak Creek, dated December 4, 1990, as it may from time to time be amended with Lender's written consent.

				      10




	"ENVIRONMENTAL COMPLAINT" shall mean any complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions or any other environmental matter affecting Borrower or the Property.

	"ENVIRONMENTAL LAWS" shall mean (a) the Comprehensive
Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. 9601 ET SEQ., (b) the Resource Conservation and
Recovery Act of 1976, as amended by the Hazardous and Solid Waste
Amendments of 1984, 42 U.S.C.A. 6901 ET SEQ., (c) the Clean Air
Act, 42 U.S.C.A. 7401 ET SEQ., as amended by the Clean Air Act
Amendments of 1990, (d) the Clean Water Act of 1977, 33 U.S.C.A.
1251 ET SEQ., (e) the Toxic Substances Control Act, 15 U.S.C.A.
2601 ET SEQ., (f) the Texas Water Code, (g) the Texas Solid Waste
Disposal Act, (h) all other federal, state, and local laws relating to pollution or protection of the environment including, without limitation, air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, as each of the foregoing may be amended from time to time, and (i) any and all regulations promulgated under or pursuant to any of the foregoing statutes, excluding, however, any Government
Development Documents or other zoning or abandonment ordinances.

	"ENVIRONMENTAL LIABILITY" shall mean any claim, demand, obligation, cause of action, order, violation, damage (including without limitation person, property or natural resources), injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, clean-up, restoration or any other cost or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation of any Environmental Law or the imposition of any Environmental Lien, or otherwise arising under any Environmental Law.

	"ENVIRONMENTAL LIEN" shall mean a Lien in favor of any Governmental Authority or other Person (a) under any Environmental
Law or (b) for any liability or damages arising from or costs incurred by such Governmental Authority or other Person in response to a release or threatened release of hazardous or toxic waste, substance or constituent into the environment.

	"ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended, and the rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.

	"ESTIMATED NET PROCEEDS" shall mean, with respect to (a) a Permitted Refinancing, the positive difference between (i) the value of the Property as of the Value Interest Payment Date as shown in an Appraisal obtained by Lender (at Borrower's sole cost and expense) dated no earlier than sixty (60) days prior to the Value Interest Payment Date or as soon thereafter as reasonably practicable, and (ii) $275,000,000 plus all Permitted Refinancing Closing Costs or (b) a Permitted Sale, the positive

				      11



difference between (i) the Sales Price, and (ii) $275,000,000 plus all Permitted Closing Costs.

	"EXCESS CASH RESERVE AMOUNT" shall mean, at any time, that amount held in the Cash Reserve Account in excess of $15,000,000, after deduction therefrom of all amounts held in the Cash Reserve Account through the date of a disbursement and on a Fiscal Year to date basis for the Annual Operating Budget.

	"EXTRAORDINARY BUDGET ITEMS" shall mean costs and expenses which meet all Conditions for Budget Approval and which are approved by Lender (which approval shall not be unreasonably withheld or delayed) and which are not shown in the then current Annual Operating Budget.

	"EVENT OF DEFAULT" shall have the meaning assigned to such term in Article IX hereof.

	"FISCAL YEAR" shall mean the fiscal year of Borrower and Southland, which shall be the twelve (12)-month period ending on December 31 of each year or such other period as Borrower or Southland may designate and the Lender may reasonably approve in writing.

	"GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and which are consistently applied for all periods, after the date hereof, so as to properly reflect the financial position of Borrower, except that any accounting principle or practice required to be changed by the said Financial Accounting Standards Board (or other appropriate board or committee of the said Board) in order to continue as a generally accepted accounting principle or practice may be so changed.

	"GOVERNMENT DEVELOPMENT DOCUMENTS" shall mean (a) the zoning ordinances covering the Property or any portion thereof, and (b) any laws, rules, regulations, ordinances or agreements relating to the zoning, use or development of the Property or any portion thereof, with or issued by any Governmental Authority and including, without limitation, the Scheduled Zoning Ordinances.

	"GOVERNMENTAL AUTHORITY" shall mean any government (or any political subdivision or jurisdiction thereof) including the United States, the State of Texas, the County of Dallas, the City of Dallas, and any other court, bureau, agency, planning and/or zoning commission or other governmental authority having jurisdiction over Borrower, Southland or the Property.

				      12




	"GOVERNMENTAL REQUIREMENTS" shall mean, (a) all laws, orders, decrees, ordinances, rules and regulations of any Governmental Authority applicable to the Borrower, Southland or the Property or any portion thereof, together with all interpretations thereof, and (b) any one of them, and including, without limitation, the Americans with Disabilities Act (to the extent applicable to the Borrower, Southland or the Property).

	"GOVERNMENTAL REQUIREMENTS APPLICABLE TO THE PROPERTY" shall mean the Governmental Requirements applicable to the Property and including, without limitation, the Government Development Documents.

	"HAZARDOUS DISCHARGE" shall mean the happening of any event involving the spill, discharge or cleanup of any Hazardous Material.

	"HAZARDOUS MATERIAL" shall mean any hazardous, toxic or dangerous waste, substance or material regulated under Environmental Laws, including, without limitation, petroleum, petroleum products and petroleum waste materials.

	"IMPROVEMENTS" shall mean all of the improvements, structures, equipment, and amenities already constructed upon the Land, including without limitation, the Building.

	"INDENTURE" shall mean that certain Indenture, dated as of February 15, 1987, among Borrower, Lender and Trustee, pursuant to which Borrower issued the Debt Securities, as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereto.

	"INSPECTING ARCHITECTS/ENGINEERS" shall mean such architects and/or engineers as may be designated by Lender from time to time.

	"INSURANCE POLICIES" shall mean insurance and reinsurance policies issued by (a) responsible and reputable insurance companies or associations having a Best's rating of at least B+:VII, (b) Lloyds of London or (c) other insurers reasonably acceptable to the Lender, in such amounts as shall be acceptable to the Lender. Such policies shall include
(i) real and personal property insurance written on builder's risk basis during construction of the Improvements, and thereafter, on an all risk basis, subject to such exclusions as are reasonably acceptable to the Lender and, subject to such exclusions, in the broadest form and amount then currently available at a reasonable cost, (ii) flood insurance if the Premises are in an area which is considered a flood risk area by the U.S. Department of Housing and Urban Development, (iii) comprehensive general liability, auto liability and umbrella liability insurance in the broadest form and amount then currently available at a reasonable cost, and (iv) worker's compensation including employer's liability and any other appropriate insurance normally carried by companies engaged in

				      13




similar business and owning similar properties, in the broadest form and amount then currently available at a reasonable cost, including, without limitation, rent interruption insurance. Such insurance policies shall name Lender, as loss payee, mortgagee or additional insured, as their interests may appear, as may be appropriate for the particular types of insurance.

	"INTERCOMPANY DEBT" shall mean Debt of Borrower to any of its Affiliates, subordinated to the payment and performance of the Obligation.

	"INTEREST REIMBURSEMENT AGREEMENT" shall mean that certain Reimbursement Agreement dated as of February 15, 1987, by and between Borrower and Lender, as same has been amended by that certain First Amendment to Interest Reimbursement Agreement dated as of December 21, 1990, pursuant to which Lender issued for the account of Borrower and the benefit of Trustee a letter of credit to support the interest obligations of Borrower under the Debt Securities.

	"INTERNAL REVENUE CODE" shall mean the United States
Internal Revenue Code of 1986, as amended.

	"LAND" shall mean the real property situated in Dallas County, Texas described by metes and bounds upon Exhibit A attached to the Deed of Trust and incorporated herein by reference.

	"LENDER" shall have the meaning assigned to it in the preamble hereof.

	"LEASE PARAMETERS" shall mean parameters for the terms of subleases for portions of the Improvements and which shall in any event include rental rate, expense pass-throughs, rental concessions, finish out allowance, term, use limitations, extension options, creditworthiness standards, pre-approved contractors and subcontractors and such other standards and items as the Lender shall reasonably determine to be required.

	"LEASE PURCHASE PRICE" shall mean all amounts paid by Southland under the Southland Lease to purchase the Property pursuant to Section 7.6, 7.7 or 8.4 of the Southland Lease.

	"LEASING ACTIVITY SUMMARY" shall mean a report pertaining to the occupancy, leasing and marketing of the Premises as required by Lender to monitor Southland's compliance with its obligations under the Southland Lease and the Completion Guaranty, which summaries shall include, without limitation, a report on all inquiries and requests for proposals received, all expressions of interest, all offers submitted and the status thereof, all offers rejected or accepted, all subleases executed, all requests for modification of existing

				      14



subleases received, and all Leasing Commissions and Tenant Finishout paid or incurred.

	"LEASING COMMISSIONS" shall mean leasing commissions and fees due and payable with respect to Approved Subleases.

	"LETTER OF CREDIT" shall mean that certain Irrevocable
Letter of Credit No. 677/259/00008 dated March 3, 1987, in the face amount of US$290,000,000 issued by Lender, for the account of Borrower and for the benefit of Trustee in support of the Debt Securities.

	"LICENSE AGREEMENT" shall mean the License Agreement dated December 4, 1990, by and between the Borrower, Southland and Oak Creek, as it may from time to time be amended with the Lender's written consent.

	"LIEN" shall mean any lien, mortgage, security interest, tax lien, pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under any statute or law, or otherwise.

	"LISTING AGREEMENT" shall mean that certain Exclusive
Leasing and Marketing Agreement dated March 6, 1993, between
Southland and Prentiss Properties Limited, Inc., pursuant to which Southland has granted to Prentiss Properties Limited, Inc. the exclusive right to sublease the Premises.

	"LOAN" shall mean, on any day, the unpaid principal balance of the Loan
Amount.

	"LOAN AMOUNT" shall mean the amount paid or disbursed by Lender to Trustee under the Letter of Credit LESS the amounts of all Special Lease Payments and the Lease Purchase Price; PROVIDED, HOWEVER, that in no event shall the Loan Amount exceed US$290,000,000.

	"LOAN DOCUMENTS" shall mean this Agreement, each of the Collateral Documents, the Completion Guaranty Agreement, the Assignment of Cash Reserve Account and the confirmation thereof, and any such other agreements, documents, and estoppel letters, any amendments or supplements thereto or modifications thereof executed or delivered pursuant to the terms of this Agreement or any of the other Loan Documents.

	"MATERIAL ADVERSE EFFECT" shall mean any circumstances or events which
(a) could have any material adverse effect whatsoever upon the validity, performance, or enforceability of any of the Loan Documents, or the Southland Lease, (b) could materially impair, impede or jeopardize the ability of Borrower or Southland to fulfill their respective obligations under this Agreement, the

				      15



Loan Documents or the Southland Lease, or (c) causes an Event of Default or any event which, with notice or lapse of time, or both, could become an Event of Default.

	"MATURITY DATE" shall mean the tenth (10th) anniversary of the Monthly Commencement Date, or such earlier date pursuant to acceleration of the maturity of the Loan as described herein or in the other Loan Documents.

	"MAXIMUM RATE" shall mean, on any day, the highest non-usurious rate of interest (if any) permitted by applicable law on such day. Lender hereby notifies Borrower that, and discloses to Borrower that, for purposes of TEX. REV. CIV. STAT. ANN. Art. 5069-1.04, as it may from time to time be amended, the "applicable rate ceiling" shall be the "indicated rate" ceiling referred to in Art. 5069-1.04(a)(1) and 5069-1.04(h)(2), from time to time in effect, as limited by Art. 5069-1.04(b); PROVIDED, HOWEVER, that to the extent permitted by applicable law, Lender reserves the right to change the "applicable rate ceiling" from time to time by further notice and disclosure to Borrower in accordance with applicable law; and, provided further, that the "highest non-usurious rate of interest permitted by applicable law" for purposes of this Agreement shall not be limited to the "applicable rate ceiling" under Art. 5069-1.04 if federal laws or other state laws now or hereafter in effect and applicable to this Agreement (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest.

	"MONTHLY COMMENCEMENT DATE" shall mean, (a) if the Closing Date occurs on the first day of a calendar month, the Closing
Date, or (b) if the Closing Date does not occur on the first day of a calendar month, the first day of the first full calendar month following the Closing Date.

	"MORTGAGED PROPERTY" shall have the meaning assigned to it in the Deed of Trust.

	"NET OPERATING INCOME" shall mean (a) the difference between (i) total revenues and (ii) total expenses (exclusive of Amortized Installments and income taxes of Borrower), PLUS (b) expenses not requiring the outlay of cash.

	"NET SUBLEASE INCOME" shall mean the Consolidated Net
Sublease Income as defined in the Southland Lease.

	"OAK CREEK" shall mean Oak Creek Partners, Ltd., a Texas limited partnership.

	"OBLIGATION" shall mean all present and future indebtedness, obligations, and liabilities, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Agreement, or as evidenced by the other Loan Documents, including any Consequential Loss, and all interest

				      16



accruing thereon, and reasonable attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, individual or joint and several.

	"OTHER TAXES" shall have the meaning assigned to it in
SECTION 3.07(B) hereof.

	"OWNER" shall mean Ito-Yokado Co., Ltd., a Japanese corporation, and Seven-Eleven Japan Co., Ltd., a Japanese corporation, jointly, or Affiliates thereof, which own approximately 64.32% of the issued and outstanding shares of Common Stock of Southland.

	"PARTICIPANT" shall have the meaning assigned to it in
SECTION 10.10 hereof.

	"PERMITTED CLOSING COSTS" shall mean the ordinary, actual costs incurred by Borrower as seller of the Property (including without limitation, brokerage commissions, recording taxes and fees, attorneys' fees and other reasonable expenses) except costs and expenses paid to Borrower or an Affiliate of Borrower and payments of the Loan.

	"PERMITTED DEBT" shall mean (a) indebtedness created and evidenced by this Agreement or any of the other Loan Documents,
(b) trade payables arising in the ordinary course of owning and operating the Property, (c) unsecured Intercompany Debt of the Borrower, and
(d) all indebtedness secured by Permitted Liens.

	"PERMITTED INVESTMENTS" shall mean (a) direct obligations of, or obligations which the principal of and interest on are unconditionally guaranteed by, the United States of America; (b) any U.S.
or Eurodollar time deposits, overnight bank deposits and other interest-bearing deposit accounts (which may be represented by certificates of deposit, including U.S. dollar certificates of deposit issued in the United States or Eurodollar certificates of deposit) in the Lender, any Participant or any national, state or foreign bank having a combined capital and surplus of not less than US$100,000,000; (c) bankers' acceptances drawn on and accepted by banks, including Lender and any Participant, having a combined capital and surplus of not less than US$100,000,000; (d) obligations of any agency or instrumentality of the United States of America, provided that the full faith and credit of the United States of America is pledged in support thereof; (e) commercial or finance company paper, or any municipal notes or bonds which are rated in the two highest rating categories by a nationally recognized rating agency; and (f) repurchase agreements in U.S. Government securities entered into with primary dealers recognized by the Federal Reserve Bank of New York.

	"PERMITTED LIENS" shall mean (a) the Liens granted to Lender to secure the Obligation, (b) the Liens defined as Permitted Exceptions in the Deed of Trust, (c) Liens for taxes not delinquent or

				      17



being contested in good faith, by appropriate proceedings and for which a surety bond reasonably satisfactory to Lender has been obtained or reserves are being maintained in accordance with Generally Accepted Accounting Principles, (d) mechanic's and materialmen's Liens with respect to obligations not overdue or being contested in good faith, by appropriate proceedings and for which a surety bond reasonably satisfactory to Lender has been obtained or reserves are being maintained in accordance with Generally Accepted Accounting Principles,
(e) statutory or contractual landlord's Liens, (f) Liens resulting from deposits to secure the payment of workmen's compensation or other social security obligations, or to secure the performance of bids or contracts in the ordinary course of business, (g) judgment Liens which are being appealed by Borrower to the reasonable satisfaction of Lender, and
(h) other Liens consented to by Lender in writing.

	"PERMITTED REFINANCING" shall mean any refinancing or repayment of the Loan in which the Obligation is paid and discharged in full.

	"PERMITTED REFINANCING CLOSING COSTS" shall mean
(a) with respect to a Permitted Refinancing, the ordinary, actual closing costs incurred or expected to be incurred by Borrower in connection therewith or (b) with respect to any other repayment of the Loan in which the Obligations are paid and discharged in full, the reasonable estimate of ordinary closing costs which would have been incurred by Borrower had such repayment been made through a refinancing.

	"PERMITTED SALE" shall mean any sale of the Property as a whole for an all-cash purchase price not less than the fair market value of the Property in which the Obligation is paid and discharged in full.

	"PERMITTED TRANSFER" shall mean a sale or conveyance of the Property as a whole to an Affiliate of the Borrower other than Southland which has been approved by Lender (such approval to not be unreasonably withheld) if, in connection therewith, the Borrower executes and delivers and causes the execution and delivery of such documents, instruments and other information as Lender may reasonably request to confirm (a) the Obligation, (b) the existence and priority of the Liens securing same, and (c) the rights and interests underlying such liens, pledges, assignments and security interests.

	"PERSON" shall mean an individual, bankruptcy trustee, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, non-profit corporation, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.

				      18




	"PLAN" shall mean any plan, including both single employer and multi-employer plans, established or maintained for employees of Borrower or any member of the Controlled Group to which
Section 4021(a) of ERISA applies.

	"PREMISES" shall have the meaning assigned to it in the Southland Lease.

	"PROPERTY" shall mean the Land, together with the Improvements and all other property and appurtenances constituting the Real Estate.

	"REAL ESTATE" shall have the meaning assigned thereto in the Deed of Trust.

	"REGULATION X" shall mean Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any other regulation hereafter promulgated by said Board to replace the prior Regulation X and having substantially the same function.

	"REIMBURSEMENT AGREEMENT" shall mean that certain
Credit and Reimbursement Agreement dated as of February 15, 1987, by and between Borrower and Lender, as same has been amended by that certain First Amendment to Credit and Reimbursement Agreement dated as of December 21, 1990, that certain Second Amendment to Credit and Reimbursement Agreement dated as of January 4, 1993, and that certain Third Amendment to Credit and Reimbursement Agreement dated as of February 10, 1995, of which this Schedule A forms a part.

	"RELEASE" shall mean the agreement whereby Borrower and Southland release Lender from any claims, in the form of EXHIBIT I attached hereto and incorporated herein by reference, with blanks appropriately completed in conformity herewith, either as originally executed or as it may from time to time be supplemented, modified, or amended.

	"RENEWAL ASSIGNMENT OF LEASES AND RENTS" shall mean the written agreement whereby Borrower assigns to Lender all leases and rentals derived from the Property in the form of EXHIBIT J attached hereto and incorporated herein by reference, with blanks appropriately completed in conformity herewith, either as originally executed or as it may from time to time be supplemented, modified, amended, renewed or extended.

	"RENEWAL ASSIGNMENT OF SUBLEASES AND RENTS" shall mean the written agreement whereby Southland assigns to Lender all Subleases and the rents and income derived therefrom in the form of EXHIBIT K attached hereto and incorporated herein by reference, with blanks appropriately completed in conformity herewith, either as originally executed or as it may from time to time be supplemented, modified, amended, renewed or extended.

				      19




	"RENTAL INTEREST" shall mean, for any Rental Interest
Payment Date, the amount of Net Sublease Income due and payable as of such date pursuant to the Southland Lease; PROVIDED, HOWEVER, that if on any Rental Interest Payment Date, the amount of Net Sublease Income payable under the Southland Lease, as of such date, when added to all other interest charged, paid or payable on the Loan (including without limitation, interest at the Stated Rate, the Default Rate and the Value Interest) exceeds interest calculated at the Maximum Rate, then Rental Interest shall be reduced to an amount such that the aggregate rate of interest on the Loan shall never exceed the Maximum Rate.

	"RENTAL INTEREST PAYMENT DATE" shall mean the fifteenth (15th) Business Day of each calendar month until the Obligation is paid in full.

	"REQUEST FOR ADVANCE" shall mean the form of Request for Advance attached hereto as SCHEDULE 2, appropriately completed and certified by a responsible and authorized officer of the Borrower or other employee of the Borrower designated by the Borrower.

	"SALES PRICE" shall mean the contract sales price for the Property pursuant to a Permitted Sale.

	"SCHEDULED ZONING ORDINANCES" shall mean the zoning ordinances affecting the Property shown in the Zoning Schedule.

	"SECURITY AGREEMENT" shall mean the written security agreement granting to Lender a security interest in all personal property of the Borrower included in the Property as collateral for the Loan in addition to any collateral which is described in the Deed of Trust and covered by the security agreement included therein in the form of EXHIBIT L attached hereto and incorporated herein by reference, with blanks appropriately completed in conformity herewith, either as originally executed or as it may from time to time be supplemented, modified, amended, renewed or extended.

	"SOUTHLAND" shall have the meaning assigned to it in the preamble hereof.

	"SOUTHLAND ESTOPPEL LETTER" shall mean the estoppel letter duly executed by Southland, dated no earlier than ten (10) days prior to the Closing Date, in the form of EXHIBIT M attached hereto and incorporated herein by reference, with blanks appropriately completed in conformity herewith, either as originally executed or as it may from time-to-time be supplemented, modified or amended.

	"SOUTHLAND LEASE" shall mean that certain Amended and Restated Lease Agreement, dated as of December 21, 1990, executed by Borrower, as landlord, and Southland, as tenant, and all renewals thereof, or modifications or supplements thereto.

				      20




	"SOUTHLAND MANAGEMENT AGREEMENT" shall mean that certain Management Agreement dated February 15, 1987, between Borrower, as owner of the Property, and Southland (as successor by merger to Cityplace Management Corporation), as manager of the Property, as amended.

	"SOUTHLAND SUBORDINATION AGREEMENT" shall mean the certain Amended and Restated Subordination, Attornment and Non-Disturbance Agreement, dated as of December 21, 1990, between
Southland and Lender, executed in connection with the Southland Lease.

	"SPECIAL LEASE PAYMENTS" shall mean all insurance proceeds, awards, and cancellation fees, if any, paid to Lender or Borrower pursuant to Section 7.6 or 7.7 of the Southland Lease, less amounts expended from such proceeds and awards by Borrower, as the landlord under the Southland Lease, to restore the Premises as and to the extent required by the Southland Lease.

	"STATED RATE" shall mean the Annual Rate; PROVIDED,
HOWEVER, that if interest at the Annual Rate, when added to all other interest charged, paid or payable on the Loan (including, without limitation, Value Interest, Rental Interest and interest at the Default Rate) exceeds the Maximum Rate, then the Stated Rate shall be reduced to an amount such that the aggregate rate of interest on the Loan shall never exceed the Maximum Rate. If, however, on any Amortized Installment
Date, Lender does not receive interest on the Loan computed (as if no Maximum Rate limitations were applicable) at the Annual Rate, because the Annual Rate exceeds or would cause the Maximum Rate to be exceeded, then Borrower shall, upon the written demand of Lender, pay to Lender, in addition to interest otherwise required, on each Amortized Installment Date thereafter, the Excess Interest Amount (hereinafter defined) calculated as of such later interest payment date; PROVIDED, HOWEVER, that in no event shall Borrower be required to pay, for any appropriate computation period, interest at a rate exceeding or which would cause interest on the Loan to exceed the Maximum Rate effective during such period. The term "EXCESS INTEREST AMOUNT" shall mean, on any date, with respect to the Loan, the amount by which (a) the amount of all interest which would have accrued prior to such date on the principal of such Loan (had the Annual Rate at all times been in effect, without limitation by the Maximum Rate) EXCEEDS (b) the aggregate amount of interest actually paid to Lender on the Loan on or prior to such date.

	"SUBLEASE ESTOPPEL LETTER" shall mean an estoppel letter executed by each Subtenant under each Approved Sublease in the form of EXHIBIT N attached hereto and incorporated herein by reference, with blanks appropriately completed in conformity herewith, either as originally executed or as it may from time to time be supplemented, modified, amended, renewed or extended.

				      21




	"SUBORDINATION AND ATTORNMENT AGREEMENT" shall mean that certain Subordination, Attornment and Non-Disturbance Agreement (Southland Lease) dated as of February 15, 1987, by and between Southland, Borrower, Bank and Trustee with respect to certain rights, obligations and benefits under the Southland Lease, as amended and restated by the Southland Subordination Agreement and as ratified and confirmed by the Confirmation of Subordination, Attornment and Non-Disturbance Agreement.

	"SURVEY" shall mean a current, certified survey of the Land in form and substance satisfactory to Lender.

	"TAXES" shall have the meaning assigned to it in SECTION 3.07(A) hereof.

	"TENANT FINISHOUT" shall mean the labor, materials and services required to prepare any portion of the Building for a subtenant pursuant to an Approved Sublease, and additional elevators as reasonably necessary when considering all relevant factors, including, without limitation, the economic benefit derived from any additional elevator service, which economic benefit analysis shall take into account (a) the cost of such additional elevator service, (b) the resulting impact on elevator service for the Improvements, (c) the corresponding need for the resulting additional elevator service as it relates to existing and future occupants of the Improvements, and their employees and clientele to adequately service the occupants of the Improvements and their employees and clientele in a manner consistent with a first-class office property in the Dallas, Texas central business district, and (d) the additional rent to be achieved from the Approved Sublease(s) requiring such additional elevator.

	"THIRD AMENDMENT TO COMPLETION GUARANTY AGREEMENT" shall mean the
Third
Amendment to Completion Guaranty Agreement dated as of February 10, 1995, in the form of Exhibit O attached hereto which modifies and confirms the obligations of Southland under the Completion Guaranty.

	"TITLE COMPANY" shall mean American Title Company, as agent for Lawyers Title Insurance Corporation, or another insurer reasonably satisfactory to Lender.

	"TITLE INSURANCE COMMITMENT" shall mean a commitment to issue the Title Insurance Policy, issued by the Title Company, along with copies of all instruments creating or evidencing exceptions or encumbrances to title.

	"TITLE INSURANCE POLICY" shall mean a Mortgagee Policy of Title Insurance equal to the Loan Amount insuring that the Lien of the Deed of Trust constitutes a valid first lien against the Property, subject only to the Liens defined as Permitted Exceptions in the Deed of Trust and such other exceptions and encumbrances which Lender may approve,

				      22



such approval not to be unreasonably withheld, issued by the Title
Company.

	"TRUSTEE" shall mean Bank of America National Trust &
Savings Association, a national banking association, as successor trustee to Security Pacific National Bank, or any successor trustee who shall have become such pursuant to the applicable provisions of the Indenture.

	"UCC SEARCHES" shall mean a search of Code financing statement filings affecting the Borrower and the Property including, but not limited to filings designated as fixture filings.

	"VALUE INTEREST" shall mean an amount equal to the Value Interest Amount determined as of the Value Interest Payment Date; PROVIDED, HOWEVER, that if Value Interest, when added to all other interest charged, paid, or payable on the Loan (including, without limitation, interest at the Stated Rate, the Default Rate and Rental Interest) exceeds interest calculated at the Maximum Rate, then Value Interest shall be reduced to an amount such that the aggregate rate of interest on the Loan shall never exceed the Maximum Rate.

	"VALUE INTEREST AMOUNT" shall mean the product of
(a) sixty percent (60%) TIMES (b) the Estimated Net Proceeds.

	"VALUE INTEREST PAYMENT DATE" shall mean the first to occur of (a) payment in full of the unpaid principal balance of and accrued unpaid interest on the Loan, whether by a Permitted Sale or a Permitted Refinancing, and (b) the Maturity Date.

	"ZONING SCHEDULE" shall mean SCHEDULE 3 attached hereto, as it may, from time to time be modified, updated or supplemented as provided in SECTION 7.01(H) hereof or pursuant to the Completion Guaranty.

	1.02.  OTHER DEFINITIONAL PROVISIONS.

		(a) All terms defined in this Agreement shall have the above-defined meanings when used in any of the other Loan
Documents or any certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall otherwise require.

		(b) Defined terms used in the singular shall import the plural and vice versa.

		(c) The words "hereof," "herein," "hereunder," and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

				      23





				  ARTICLE II

			   REIMBURSEMENT OBLIGATION

	2.01. PROMISE TO PAY. Subject to the terms and conditions herein set forth, Borrower shall pay to Lender the Loan Amount. The Loan is not revolving and any principal payments made hereunder may not be reborrowed.


				   ARTICLE III

				  PAYMENT TERMS

	3.01. EVIDENCE OF INDEBTEDNESS. The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Loan and the amounts of principal and interest payable and paid from time to time hereunder. The entries made on such account or accounts shall be conclusive and binding for all purposes, absent manifest error.

	3.02. INTEREST RATE. The Loan shall bear interest from the date of the Advance until due and payable at the Stated Rate. Past due principal and interest (including Rental Interest and Value Interest and interest accruing at the Stated Rate) on the Loan shall bear interest, to the extent permitted by applicable law, at the Default Rate.

	3.03. CALCULATION OF INTEREST RATE. Interest on the unpaid principal balance of the Loan shall be computed on the basis of twelve 30-day months and a year consisting of 360 days.

	3.04. PAYMENT OF PRINCIPAL OF AND INTEREST ON THE LOAN. Payments of principal of and interest on the Loan shall be made as follows:

		(a) Principal of and interest on the Loan, computed at the Stated Rate, shall be due and payable in arrears as follows:
(i) in one hundred and nineteen (119) Amortized Installments, commencing on the first day of the first calendar month immediately following the Monthly Commencement Date, and thereafter, on the first day of each of the one hundred and eighteen
(118) succeeding calendar months; and (ii) in one final installment on the Maturity Date in the amount of the then-unpaid principal balance of and accrued unpaid interest on the Loan;

		(b) Value Interest shall be due and payable on the Value Interest Payment Date; and

				      24




		(c) Rental Interest shall be due and payable on each Rental Interest Payment Date.

	3.05.  MANNER AND APPLICATION OF PAYMENTS.    All
payments of principal of and interest on the Loan, and of all other amounts payable under this Agreement by Borrower to or for the account of Lender, shall be made by Borrower to Lender before 11:00 a.m. (Dallas time) in federal or other immediately available funds. Should any Amortized Installment, Rental Interest or Value Interest become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day. Funds received after 11:00 a.m. (Dallas time) shall be treated for all purposes as having been received by Lender on the first Business Day next following receipt of such funds. Prior to the occurrence of an Event of Default, all payments made on the Loan shall be credited, to the extent of the amount thereof, in the following manner: (a) first, against the amount of interest accrued and unpaid on the Loan as of the date of such payment as provided in
SCHEDULE 1, (b) second, against all principal due and owing on the Loan as of the date of such payment as provided in SCHEDULE 1,
(c) third, against all costs, expenses and other fees (including attorneys' fees) arising under the terms hereof to the extent not paid when due, and
(d) fourth, to all other amounts constituting a portion of the Obligation. Upon the occurrence and continuance of an Event of Default, all payments made on the Loan shall be applied in the manner designated by Lender in its sole discretion, notwithstanding any directions of Borrower or any other Person to the contrary.

	3.06.  PREPAYMENTS.

		(a)     VOLUNTARY PREPAYMENTS.  At any time
and from time to time Borrower may, upon five (5) Business
Days' written notice to Lender, prepay the principal of the Loan then outstanding, in whole or in part; PROVIDED, HOWEVER, that (i) each prepayment of less than the full outstanding principal balance of the Loan shall be in an amount equal to at least US $5,000,000 and integral multiples of US $1,000,000 thereof, and
(ii) if the Borrower shall prepay all or any part of the principal of the Loan on any day other than the Maturity Date, then Borrower shall pay to Lender the amount of any Consequential Loss arising therefrom.

		(b)     MANDATORY PREPAYMENTS.  Borrower shall pay to Lender
(i) immediately upon payment, release or assignment of same by Southland under the Southland Lease, Special Lease Payments and any Lease Purchase Price, and
(ii) the amount of any Consequential Loss resulting from the acceleration of the maturity of the Obligation after the occurrence of an Event of Default.

		(c) MANNER AND APPLICATION OF PREPAYMENTS. All prepayments by Borrower to Lender hereunder shall be made by Borrower to Lender before

				      25



11:00 a.m. (Dallas time) in federal or other immediately available funds. Funds received after 11:00 a.m. (Dallas time) shall be treated for all purposes as having been received by Lender on the first
Business Day next following receipt of such funds. All prepayments made on the Loan hereunder shall be made together with interest accrued (through the date of such prepayment) on the principal amount prepaid, and shall be applied in the following manner: (i) first, against all costs, expenses and other fees
(including any Consequential Loss) due hereunder as of the date of such prepayment to the extent not paid when due; (ii) second, against the amount of interest accrued on the principal amount prepaid as of the date of the prepayment; and (iii) third, as a prepayment of the outstanding principal amount of the Loan.
Prepayments of principal of the Loan shall be applied to remaining installments of principal on the Loan in the inverse order of their maturity.

	3.07.  TAXES.

		(a) Any and all payments made to Lender, Lender's successors and assigns or any Participant or any designated lending office pursuant to SECTION 3.09 hereof (such successors, assigns, Participants and designated lending office pursuant to Section 3.09 shall, for purposes of this
SECTION 3.07, be referred to collectively hereinafter as "ASSIGNEES") by the Borrower hereunder shall be made, free and clear of, and without deduction for, any future United States taxes, levies, imposts, deductions, charges, withholdings, and all liabilities with respect thereto, EXCLUDING, (i) taxes imposed on or measured by its overall net income, and franchise taxes and tax on overall capital imposed on it, by the jurisdiction under the laws of which Lender or Assignee (as the case may be) is organized or any political subdivision thereof, (ii) taxes imposed on or measured by its overall net income, and franchise taxes and taxes on overall capital imposed on it, by the jurisdiction of such Lender's or Assignee's lending office, seat of management or principal office, or any political subdivision thereof, and
(iii) United States withholding tax payable with respect to payments hereunder under laws (including, without limitation, any statute, treaty, ruling, determination or regulation) as in effect on the Initial Date (as hereinafter defined) for such Lender or Assignee BUT NOT EXCLUDING any United States withholding tax payable as a result of any change in such laws occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). For purposes of this section, the term "INITIAL DATE" shall mean, in the case of Lender, December 21, 1990, and, in the case of each Assignee, the date of the assignment of Lender's rights under this agreement or the date that the participation agreement (discussed under SECTION 10.10) is entered into, as the case may be.

				      26




		(b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made by Borrower hereunder or under the Loan Documents or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the other
Loan Documents excluding, HOWEVER, any tax, impost, charge or levy (i) excluded under SECTION 3.07(a) hereof and (ii) imposed on any Assignee other than Participants (all such taxes, imposts, charges or levies being referred to hereinafter as "OTHER TAXES").

		(c) Borrower will indemnify Lender for the full amount of Taxes or Other Taxes.

		(d) Lender agrees, and agrees to cause the Assignees, to use good faith efforts to carry out its obligations under this Agreement in such a way as to reduce or eliminate the amount of Taxes or Other Taxes attributable to the Loan and other payments hereunder, including the use of a different lending office, as long as such actions would not materially adversely affect Lender or such Assignee, or materially increase the cost of maintaining the Loan. If there shall occur such a material increase in Borrower's obligations under SECTIONS 3.07(A), 3.07(B) or 3.07(C) hereof, Borrower shall have the right, but not the obligation, to prepay to Lender or any Assignee such Person's share of the outstanding amount of the Loan.

		(e) In the case of any Taxes or Other Taxes not required by law to be deducted by the Borrower from or in respect of any sum payable hereunder to Lender or Assignee, payment under this indemnification must be made by the Borrower within sixty (60) days from the date on which Lender or Assignee, as the case may be, makes written demand therefor promptly after becoming liable to make such payment of the Taxes or Other Taxes to the relevant taxing authority. Borrower shall have no obligation hereunder for the payment of any interest, penalties or other increased amounts due to the failure of Lender or an Assignee to timely notify Borrower of its obligations under this SECTION 3.07.

		(f) On or prior to the Initial Date, and from time to time thereafter if reasonably requested by Borrower, each Lender and Assignee organized under the laws of a foreign jurisdiction will provide the Borrower with an Internal Revenue Form 4224 or Form 1001 or other certificate or document required under United States law to establish complete exemption from United States federal withholding tax or any other certificate or document providing for an exemption from the imposition of Other Taxes. Such form, certificate or document also will be provided by Lender and each Assignee (i) as is required by law due to a change in the factual circumstances of any such Lender

				      27



(but not due to a change in applicable law) and (ii) from time to time after the Initial Date as is required by applicable law to effect a renewal of such form, certificate or document. Borrower shall not be required to pay any increased amounts on account of any Taxes pursuant to SECTION 3.07(A), (B), OR (C) to Lender or any Assignee to the extent that such Taxes and Other Taxes would not have been payable if such Lender or Assignee had furnished a form (properly and accurately completed in all material respects by such Lender or Assignee) which it was otherwise required to furnish in accordance with this Section 3.07 hereof.

	3.08.  INCREASED CAPITAL AND YIELD PROTECTION.

		(a) If any Governmental Authority, central bank or other comparable authority, shall at any time after December 21, 1990, impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender, or shall impose on Lender any other condition affecting the Loan (other than taxes), and the result of any of the foregoing is to materially increase the cost to Lender of making or maintaining the Loan, or to materially reduce the amount of any sum received or receivable by Lender under this Agreement, then Borrower shall pay to Lender such additional amount or amounts as will compensate
Lender for such actual increased cost or reduction. Lender will deliver to Borrower, as promptly as practicable after it becomes aware of any event of which it has knowledge which will entitle
Lender to compensation pursuant to this SECTION 3.08(A), a certificate setting forth in reasonable detail the basis for the determination of such amount. Each such certificate shall be conclusive evidence of the amount due in the absence of manifest error. Borrower shall pay the amount shown as due on any such certificate within twenty (20) days after the receipt of the certificate from Lender.

		(b) If either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation, after December 21, 1990, or (ii) compliance with any guideline or request from any central bank or other Governmental Authority
(whether or not having the force of law) materially affects or would affect the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender, and Lender reasonably determines that the amount of such capital is materially increased by or based upon the existence of the Loan, then, upon demand by Lender, Borrower shall pay to Lender, from time to time as specified by Lender, additional actual amounts sufficient to compensate Lender in the light of such circumstances, to the extent that Lender reasonably determines such increase in capital to be allocable to the existence of the Loan. Lender will deliver to Borrower, as promptly as practicable after it becomes aware of any event of which it has knowledge which will entitle Lender to compensation pursuant to this

				      28



SECTION 3.08(B), a certificate setting forth in reasonable detail the basis for the determination of such amount. Each such certificate shall be conclusive evidence of the amount due in the absence of manifest error. Borrower shall pay the amount shown as due on any such certificate within twenty (20) days after the receipt of the certificate from Lender.

		(c) Lender agrees to use good faith efforts to carry out its obligations under this Agreement as to reduce or eliminate the amount, if any, of any increased costs contemplated by this
SECTION 3.08 attributable to the Loan, including the use of a different office.

	3.09. LENDING OFFICE. Lender may designate its principal office or another foreign branch, agency, subsidiary or Affiliate of Lender as its lending office for the Loan, and may change its lending offices from time to time by notice to the Borrower.











				      29



				  ARTICLE IV
				   SECURITY

	4.01.  LIENS AND SECURITY INTERESTS.  To secure the
performance by  Borrower of the payment of the Obligation, Borrower shall
grant or cause to be    granted to Lender the following:

		(a) a first priority Lien on the Property pursuant to the terms of the Deed of Trust, subject to the Permitted Liens;

		(b) an assignment of leases and rents and of all income arising out of the ownership and/or operation of the Premises, pursuant to the terms of the Assignment of Leases and Rents;

		(c) an assignment of subleases and rents and of sublease income arising out of the Premises, pursuant to the terms of the Assignment of Subleases and Rents;

		(d) a first priority Lien in and to all personal property owned by Borrower and used in the operation or enjoyment of the Property pursuant to the terms of the Security Agreement, subject to the Permitted Liens; and

		(e) an assignment of the Cash Reserve Account, pursuant to the terms of the Assignment of Cash Reserve Account.

	4.02. CASH RESERVE ACCOUNT. In order to further secure the payment and performance of the Obligation and to effect and facilitate Lender's right of offset, Borrower shall require that Southland wire transfer to the Cash Reserve Account, for the account of Borrower, all monies or sums paid or to be paid by Southland to Borrower under the Southland
Lease, including all rental, expense payments and reimbursements, Special Lease Payments and any Lease Purchase Price. In addition, Borrower shall, upon receipt, deposit in the Cash Reserve Account any payment and monies which Borrower receives directly from Southland or any other Person as payments under the Southland Lease. So long as there does not exist an Event of Default, Borrower may direct Lender to disburse from the Cash Reserve Account by delivering to Lender a Request for Advance (a) on a monthly basis, the costs and expenses in the aggregate shown for such month or unadvanced amounts on a Fiscal Year to date basis for prior months on the applicable Annual Operating Budget, (b) immediately following any approved amendment to the Annual Operating Budget, any additional costs or expenses for such month reflected therein, (c) from time-to-time any portion of the Budget Reserve for such Fiscal Year which has not been paid to the Borrower so long as such advance is being made for a cost or expense which meets all Conditions for Budget Approval, (d) from time-to-time for

				      30



Extraordinary Budget Items, and (e) from time to time all, or any portion of the Excess Cash Reserve Amount. The Borrower hereby irrevocably authorizes and directs Lender to charge from time to time the Cash Reserve Account and any other accounts of the Borrower at The Sanwa Bank, Limited, New York Branch for amounts due to Lender hereunder or under the Loan Documents; provided, however, that Lender shall give Borrower written notice of withdrawal one (1) Business Day prior to any such withdrawal if the withdrawal is being made for any purpose other than a regularly scheduled Amortized Installment unless an Event of Default shall have occurred, in which case no such notice need be given prior to withdrawal.

	The Borrower shall use any and all amounts advanced under the Annual Operating Budget only for the aggregate purposes shown therein, and shall use any and all amounts advanced from the Budget Reserve or as an Extraordinary Budget Item only for the purpose for which such amounts were requested.

	The Cash Reserve may be invested and reinvested from time to time in Permitted Investments as Borrower shall determine, which Permitted Investments shall be held in the name of Lender, for the benefit of Borrower.
 The tax identification number used in connection with each such Permitted Investments shall be that of Borrower. Any income or other earnings from such Permitted Investments shall remain in or be deposited in the Cash Reserve Account. Appropriate measures shall be taken in order to provide Lender with a perfected first priority security interest with respect to each Permitted Investment purchased with the Cash Reserve. If immediately available funds on deposit in the Cash Reserve Account are not sufficient to make any authorized distributions therefrom, Lender shall liquidate at its discretion and as promptly as practicable Permitted Investments purchased with the Cash Reserve as required to obtain sufficient immediately available funds to make such distributions and such distributions shall not be made until such liquidation has taken place. Upon the occurrence of an Event of Default, Lender shall have the right to liquidate any Permitted Investments and deposit the proceeds in the Cash Reserve Account, apply the amounts of immediately available funds held in the Cash Reserve Account to the Obligation, retain such amounts as security for the Obligation or exercise such of the rights and remedies as may be provided herein or in the other Loan Documents.

	4.03. LENDER OFFSET. In addition to the rights granted to the Lender under SECTION 4.02 hereof, Borrower hereby grants to the Lender a right of offset, to secure repayment of the Obligation, upon any and all monies, securities, or other property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to Lender, from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or specified) and credits of Borrower, including, without limitation, the Cash Reserve Account, and any and all claims of Borrower against Lender at any time existing. Lender is hereby authorized at any time and from time to time during the occurrence of an Event of Default, without

				      31



notice to Borrower, to offset, appropriate, apply, and enforce such right of offset against any and all items hereinabove referred to against the Obligation. For purposes of this SECTION 4.03, Borrower shall be deemed directly indebted to Lender and the Participants in the full amount of the Obligation, and Lender and the Participants shall be entitled to exercise the rights of offset provided for above.

	4.04.  AGREEMENT TO DELIVER ADDITIONAL
COLLATERAL DOCUMENTS. Borrower shall deliver such deeds of trust, assignments, security agreements, financing statements, estoppel certificates (except in the case of Sublease Estoppel Letters, in which case Borrower is only required to use its best efforts to so deliver) and other collateral documents (all of which shall be deemed part of the Collateral Documents), in form and substance reasonably satisfactory to the Lender, as the Lender may reasonably request from time to time for the purpose of maintaining or perfecting in favor of Lender, first and exclusive liens in any Collateral, together with other assurances of the enforceability and priority of Lender's Liens and assurances of due recording and documentation of the Collateral Documents, as the Lender may reasonably require to avoid material impairment of the Liens granted or purported to be granted pursuant to this ARTICLE IV.











				      32



	ARTICLE V

	CONDITIONS PRECEDENT

The terms and conditions of this Agreement and the rights and obligations of the parties hereunder are subject to the condition precedent that, on the Closing Date, Lender shall have received the following in form and substance reasonably satisfactory to Lender:

	5.01. COLLATERAL DOCUMENTS. The Collateral Documents required to be delivered under ARTICLE IV hereof, duly executed by the appropriate parties, together with evidence that (to the extent necessary) the Collateral Documents have been duly filed, evidenced and documented, that all recording taxes and fees have been paid, and that all other actions have been taken in the manner necessary to establish, protect, preserve and perfect, as a valid first lien or security interest the Liens granted to Lender thereunder, including without limitation, the filing of financing statements in form and substance satisfactory to Lender.

	5.02.  THIRD AMENDMENT TO COMPLETION GUARANTY
AGREEMENT.  Duly executed Third Amendment to Completion Guaranty
Agreement, confirming and modifying the obligations of Southland under the Completion Guaranty Agreement.

	5.03. ASSIGNMENT OF TRUSTEE DEED OF TRUST. Duly executed Assignment of Trustee Deed of Trust and related UCC-3 assignments, pursuant to which Trustee transfers and assigns its lien on the Property which secured the repayment of Debt Securities to Bank.

	5.04. CONFIRMATION OF COLLATERAL ASSIGNMENT OF
MANAGEMENT AGREEMENT.  Duly executed Confirmation of
Collateral Assignment of Management Agreement, which provides Lender a valid assignment of management agreements on the Property.

	5.05.  CONFIRMATION OF COLLATERAL ASSIGNMENT OF
SUBMANAGEMENT AGREEMENT.  Duly executed Confirmation of
Collateral Assignment of Submanagement Agreement, which provides
Lender a valid assignment of management agreements on the Property.

	5.06.  CONFIRMATION OF ASSIGNMENT OF LISTING
AGREEMENT.  Duly executed Confirmation of Assignment of Listing
Agreement, which provides Lender a valid assignment of the listing agreement executed by and between Southland and Prentiss Properties Limited, Inc.

	5.07.  CONFIRMATION OF AND AMENDMENT TO OTHER COLLATERAL
DOCUMENTS.
Duly executed Confirmation of and Amendment to Other Collateral Documents, which

				      33



modifies and confirms the liens and security interests of the Lender in all other Collateral Documents.

	5.08.  CONFIRMATION OF SUBORDINATION, ATTORNMENT AND NON-
DISTURBANCE
AGREEMENT. Duly executed Confirmation of Subordination, Attornment and Non-Disturbance Agreement, confirming the obligations under the Subordination and Attornment Agreement with respect to the Southland Lease.

	5.09. GOVERNMENTAL APPROVALS. Appropriate written documentation evidencing that the Property (a) does not lie within an area which has been designated or identified by the Secretary of Housing and Urban Development as within a flood plain pursuant to the National Flood Insurance Act of 1968, as amended and (b) complies with the Americans
With Disabilities Act of 1990, Pub. L. No. 89-670, 104 Stat. 327 (1990), as amended, and all regulations promulgated pursuant thereto, to the extent compliance is required thereby.

	5.10. APPRAISAL. An Appraisal of the Property dated within ninety (90) days of the Closing Date.

	5.11.  INSURANCE.  Evidence of Insurance Policies covering the
Property.

	5.12. SURVEY. A Survey of the Land dated within ninety (90) days of the Closing Date.

	5.13. TITLE INSURANCE. A Title Insurance Commitment, whereby the Title Insurance Company commits to issue the Title Insurance Policy.

	5.14.  UCC SEARCHES.  UCC Searches of Borrower and the
Property dated within thirty (30) days of the Closing Date.

	5.15. RENT ROLL, LEASES, AND ESTOPPEL LETTERS. A current rent roll summarizing the terms of the Southland Lease, all Approved Subleases, all tenant leases, subleases or occupancy agreements for space in the Premises, together with (a) a copy of the Southland Lease, each Approved Sublease, each and every other tenant lease, sublease or occupancy agreement, if any, affecting the Property, (b) a copy of the Southland Subordination Agreement, (c) a copy of the Approved Sublease Subordination for each Approved Sublease, each tenant lease, each sublease or occupancy agreement, and (d) the Southland Estoppel Letter.

	5.16. RELEASE. Duly executed Release, which provides for the release by Borrower and Southland of any and all claims which they have or may have against Lender and Participants, arising on or before the Closing Date.

				      34



	5.17. FINANCIAL INFORMATION. The latest financial statements then available for Borrower, Southland, and the Property, complying with the provisions of SECTIONS 7.01 and 7.02 hereof, dated within thirty (30) days of the Closing Date.

	5.18. OFFICER'S CERTIFICATE. A certificate signed by a duly authorized officer of Borrower, stating that: (a) all of the representations and warranties contained in ARTICLE VI hereof and the other Loan Documents are true and correct as of such date; (b) no event has occurred and is continuing, or would result from the advance of the Loan Amount, which constitutes an Event of Default or which, with the lapse of time or the giving of notice or both, would constitute an Event of Default; and (c) Southland is not in default under the Southland Lease.

	5.19.  INCUMBENCY CERTIFICATE OF BORROWER.  A
signed certificate of the Secretary or Assistant Secretary of Borrower which shall certify the names of the officers of Borrower authorized to sign each of the Loan Documents and the other documents or certificates to be delivered pursuant to the Loan Documents, together with the true signatures of each such officers. Lender may conclusively rely on such certificate until Lender shall receive a further certificate of the Secretary or Assistant Secretary of Borrower cancelling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

	5.20.  INCUMBENCY CERTIFICATE OF SOUTHLAND.  A
signed certificate of the Secretary or Assistant Secretary of Southland which shall certify the names of the officers of Southland authorized to sign each of the Loan Documents to which it is a party and the other documents or certificates to be delivered pursuant to the Loan Documents to which it is a party, together with the true signatures of each such officers. Lender may conclusively rely on such certificate until Lender shall receive a further certificate of the Secretary or Assistant Secretary of Southland cancelling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

	5.21.  RESOLUTIONS OF BORROWER.  Resolutions of
Borrower approving the execution, delivery and performance of this Agreement, the Loan, the other Loan Documents and the transactions contemplated herein and therein, duly adopted by the Board of Directors of Borrower and accompanied by a certificate of the Secretary or Assistant Secretary of Borrower stating that such Resolutions are true and correct, have not been altered or repealed and are in full force and effect.

	5.22.  RESOLUTIONS OF SOUTHLAND.  Resolutions of
Southland approving the execution, delivery and performance of the Southland Lease and the other Loan Documents to be executed by Southland and the transactions contemplated therein, duly adopted by the Board of Directors of Southland and accompanied by a certificate of the Secretary or Assistant Secretary of Southland stating that such Resolutions are true and correct, have not been altered or repealed and are in full force and effect.

				      35



	5.23.  CORPORATE CERTIFICATES OF BORROWER AND
SOUTHLAND. Certificates of incorporation and good standing (or other similar instruments) for Borrower and Southland issued by the Secretary of State of the State of Texas, each dated within ten (10) days of the Closing Date.

	5.24.  ARTICLES OF INCORPORATION AND BYLAWS OF
BORROWER AND SOUTHLAND.  A copy of the Articles of
Incorporation of Borrower and Southland, and all amendments thereto, certified by the Secretary of State of Texas, and dated within ten (10) days of the Closing Date, and a copy of the bylaws of Borrower and Southland, and all amendments thereto, certified by the Secretary or Assistant Secretary of Borrower and Southland, as the case may be, as being true, correct and complete as of the date of such certification, dated within ten (10) days of the Closing Date.

	5.25. OPINION OF COUNSEL TO BORROWER. A favorable opinion of the general counsel for Borrower, substantially in the form of Exhibit P attached hereto.

	5.26. OPINION OF COUNSEL TO SOUTHLAND. A favorable opinion of the general counsel for Southland, substantially in the form of Exhibit Q attached hereto.

	5.27. . CERTAIN REQUIRED PAYMENTS Payment of (a) all amounts due under the Reimbursement Agreement, if any, after the application of the Advance thereto, (b) all amounts due under the Interest Reimbursement Agreement, if any, and (c) the amount of interest due on the Loan from the Closing Date to the Monthly Commencement Date.

	5.28. ADDITIONAL INFORMATION. Such other information and documents as may reasonably be required by Lender and its counsel.








				      36




	ARTICLE VI

	REPRESENTATIONS AND WARRANTIES

In consideration for the mutual promises herein contained and for other valuable consideration, Borrower represents and warrants to Lender that:

	6.01.  ORGANIZATION AND GOOD STANDING OF
BORROWER. Borrower is a corporation duly organized and existing in good standing under the laws of the State of Texas, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged.

	6.02. AUTHORIZATION AND POWER. Borrower has the corporate power and requisite authority to execute, deliver, and perform under this Agreement and the other Loan Documents to be executed by the Borrower; Borrower is duly authorized to, and has taken all corporate action necessary to authorize Borrower to, execute, deliver, and perform under this Agreement and each of the other Loan Documents and is and will continue to be duly authorized to perform under this Agreement and the other Loan Documents.

	6.03. NO CONFLICTS OR CONSENTS. Neither the execution and delivery of this Agreement or the other Loan Documents, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict with any provision of law, statute, or regulation to which Borrower is subject or any judgment, license, order, or permit applicable to Borrower or any indenture, mortgage, deed of trust, or other agreement or instrument to which Borrower is a party or by which Borrower may be bound, or to which Borrower may be subject. No consent, approval, authorization, or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by Borrower of the Loan Documents or to consummate the transactions contemplated hereby or thereby.

	6.04.  ENFORCEABLE OBLIGATIONS OF BORROWER.  This
Agreement and the other Loan Documents executed by Borrower are the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, subject to Debtor Relief Laws.

	6.05. PRIORITY OF LIENS. Lender has a valid, exclusive, enforceable, first priority lien in the Collateral, subject only to the Permitted Liens.

	6.06.  FINANCIAL CONDITION.  Borrower has delivered to
Lender copies of the balance sheet of Borrower as of the end of the most recent complete Fiscal Year for which statements are available, and the related statements of income, stockholders' equity and changes in financial

				      37



position for the year ended on such date, certified by an independent certified public accountant; such financial statements are true and correct, fairly present the financial condition of Borrower as of such date and have been prepared in accordance with Generally Accepted Accounting Principles applied on a basis consistent with that of prior periods; as of the date hereof, there are no material obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations) that are not reflected in such financial statements; and no changes having a Material Adverse Effect have occurred since the date of such financial statements.

	6.07. FULL DISCLOSURE. There is no material fact that Borrower has not disclosed to Lender which could have a Material Adverse Effect. Neither the financial statements referred to in SECTION 6.06 hereof, nor any certificate or statement delivered herewith or heretofore by Borrower to Lender in connection with this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

	6.08. NO DEFAULT. No event has occurred and is continuing which constitutes an Event of Default or which, with the lapse of time or giving of notice, or both, would constitute an Event of Default.

	6.09. SOUTHLAND LEASE. The Southland Lease is the legal, valid and binding obligation of the parties thereto enforceable in accordance with its terms, subject to Debtor Relief Laws; and neither Borrower nor Southland is in default under the Southland Lease.

	6.10. NO LITIGATION. There are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of Borrower threatened, against Borrower or Southland that would, if adversely determined, have a Material Adverse Effect.

	6.11. TAXES. All tax returns required to be filed by the Borrower in any jurisdiction have been filed and all material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges upon Borrower or upon any of its properties, income or franchises have been paid that are required to be paid prior to the time that the non-payment of such taxes could give rise to a Lien thereon, unless such tax, assessment, fee or charge is being contested in good faith by Borrower through appropriate proceedings after the establishment of appropriate reserves therefor in accordance with Generally Accepted Accounting Principles. There is no material proposed tax assessment against Borrower or any basis for such assessment which is material and not being contested in good faith by Borrower through appropriate proceedings after the establishment of appropriate reserves therefor in accordance with Generally Accepted
Accounting Principles.

				      38



	6.12.  COMPLIANCE WITH LAW.  Except as disclosed in the
Zoning Schedule or SECTION 6.21 hereof, Borrower is in compliance with all laws, rules, regulations, orders, and decrees which are applicable to Borrower, the Property, or its other properties and which Borrower's failure to comply with could have a Material Adverse Effect.

	6.13. PRINCIPAL OFFICE. The principal office, chief executive office, and principal place of business of Borrower is at 2711 North Haskell Avenue, Dallas, Texas 75204.

	6.14. ERISA. Borrower has not established and does not maintain any Plan.

	6.15. GOVERNMENT REGULATION. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other law similar to the foregoing (other than Regulation X) which regulates the incurring by Borrower of Debt.

	6.16. TITLE TO THE PROPERTY. Borrower holds full legal and equitable title to the Property, subject only to the Permitted Liens.

	6.17.  USE OF PROPERTY.  The Property and the use which
Borrower and Southland makes and intends to make thereof comply with Governmental Requirements, all applicable restrictive covenants, zoning ordinances, and building codes, all applicable health and Environmental Laws and regulations, and all other applicable laws, rules, and regulations; Borrower and Southland have obtained all requisite zoning, utility, building, health, and operating permits from the Governmental Authority having jurisdiction over the Property; and all engineering specifications with respect to the Property are within applicable environmental standards. In addition, the sanitary water supply, storm and sanitary sewers, water lines, and other necessary utility facilities (including gas, electric and telephone facilities) are available to the Property and sufficient to meet the reasonable needs of the Property, at or within the boundary lines of the Land, and design and as-built conditions of the Property are such that no drainage or surface or other water will drain across or rest upon either the Property or the land of others. None of the Improvements create an encroachment over, across, or upon any of the Property boundary lines, rights of way, or easements and no buildings or other improvements on adjoining land create such an encroachment on the Land except for Permitted Exceptions as defined in the Deed of Trust.

	6.18. COMPLETION OF IMPROVEMENTS. The Improvements have been completed in a good and workmanlike manner substantially in accordance with the plans and specifications for the Improvements approved by Lender. All bills for labor and materials furnished in connection with the Improvements have been paid in full, and there are no unpaid bills for labor

				      39



or materials of any nature whatsoever outstanding in connection with the construction of the Improvements, accrued or yet to accrue.

	6.19. ACCESS ROADS. The Land has access to and from public streets and roads adequate for its intended use; all such streets and roads either (a) have been completed or (b) the rights-of-way therefor have either been acquired by the appropriate Governmental Authority or have been dedicated to the public use and accepted by the appropriate Governmental Authority, and Lender has been informed of arrangements made to assure the complete construction and installation thereof.

	6.20. CONDITION OF PREMISES. The Improvements, personal property and fixtures forming a part of the Premises are in good condition and repair with no deferred maintenance. Borrower is not aware of any latent or patent structural or other significant defect or deficiency in the Improvements, personal property or fixtures.

	6.21.  HAZARDOUS SUBSTANCES.  Neither Borrower nor
Southland (a) has received any notice or otherwise learned of any material Environmental Liability arising in connection with (i) any non-compliance with or violation of the requirements of any Environmental Law on or from the Property, or (ii) the release or threatened release of any Hazardous Material into the environment on or from the Property, (b) has any threatened or actual liability in connection with the release or threatened release of any Hazardous Material into the environment on or from the Property which would individually or in the aggregate have a Material Adverse Effect, (c) has received notice or otherwise learned of any investigation by any Governmental Authority or other Person evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Material into the environment on or from the Property for which Borrower or Southland is or may be liable, or (d) has any actual knowledge that either Borrower, Southland or any previous owner, tenant, occupant or user of the Property has used, generated, released, discharged, stored or disposed of any Hazardous Material on, under, in or about the Property, or transported any Hazardous Material to or from the Property, except in compliance with Environmental Laws or as disclosed in the Environmental Assessment on Cityplace Center (140 acres, 64
Buildings), dated November 8, 1990, prepared by Maxim Engineers, Inc., or any other environmental reports provided to Lender in connection herewith. Except as disclosed on SCHEDULE 4 or as previously approved by Lender, no underground storage tanks, whether or not containing any Hazardous Materials, petroleum product, or any other substance, are located on or under the Property.

	6.22. FISCAL YEAR. The fiscal year of Borrower is the calendar year.

	6.23.  EASEMENT AND USE AGREEMENT.  Borrower and
Southland have fully performed their respective obligations under numerical paragraphs 3, 4, 5 and 6 of the Easement and Use Agreement, and neither

				      40



Oak Creek, nor its successors or assigns has any further rights with respect to Borrower, Southland or the Mortgaged Property under such enumerated paragraphs. No default, breach or failure of performance has occurred under the Easement and Use Agreement, and to Borrower's best knowledge, no Person has alleged that any default, breach or failure of performance has occurred thereunder.

	6.24.  ZONING OBLIGATIONS.  The Scheduled Zoning
Ordinances constitute all of the Government Development Documents other than general zoning ordinances of the City of Dallas. No breach, default or failure of performance has occurred under any Scheduled Zoning Ordinance.
 Neither Borrower nor Southland has received any notice, demand, citation, petition, claim or other communication alleging a violation of any Government Development Document.

	6.25.  SURVIVAL OF REPRESENTATIONS AND
WARRANTIES. All representations and warranties by Borrower herein shall survive the issuance and delivery of the Loan Documents, the making of the Loan, and any investigation at any time made by or on behalf of the Lender shall not diminish Lender's right to rely thereon until the payment and performance in full of the Loan.






				      41




	ARTICLE VII

	AFFIRMATIVE COVENANTS

Until payment in full of the Loan and the performance of all other obligations of Borrower under this Agreement and the other Loan Documents, Borrower agrees that (unless the Lender shall otherwise consent in writing):

	7.01.  FINANCIAL STATEMENTS, REPORTS AND
DOCUMENTS OF BORROWER. Borrower will deliver to the Lender each of the following:

		(a)     QUARTERLY FINANCIAL STATEMENTS.  As
	soon as practicable, and in any event within sixty (60) days after the end of each quarterly fiscal period (except the last) of each Fiscal Year of Borrower, copies of the balance sheet of Borrower as of the end of such quarterly fiscal period, and statements of operations and retained earnings or accumulated deficits and cash flow of Borrower for that quarterly fiscal period and for the portion of the Fiscal Year ending with such period, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail, and certified by a responsible and authorized officer of the Borrower as being presented fairly in accordance with Generally Accepted Accounting Principles, subject to normal year end adjustments.

		(b)     ANNUAL FINANCIAL STATEMENTS.  As soon
	as practicable and in any event within ninety (90) days after the close of each Fiscal Year of Borrower, copies of the balance sheet of Borrower as of the close of such Fiscal Year and statements of operations and retained earnings or accumulated deficits and cash flow of Borrower for such Fiscal Year, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and accompanied by an opinion thereon, which shall be unqualified as to scope of audit, of independent public accountants of recognized national standing selected by Borrower, to the effect that such financial statements have been prepared in accordance with Generally Accepted Accounting Principles, and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards;

		(c) COMPLIANCE CERTIFICATE. Concurrently with the delivery of the financial statements required by SECTIONS 7.01(a) and (b) hereof, a certificate executed by a responsible and authorized officer of Borrower stating that a review of the activities of Borrower during such fiscal quarter has been made under his supervision and that to the best of his knowledge and belief after reasonable and due investigation (i) Borrower has observed, performed and fulfilled each and every material obligation and covenant contained herein and in each of the Loan Documents and in

				      42



	the Southland Lease or, if there is any exception to the foregoing, specifying the nature and status thereof, (ii) Southland has observed, performed and fulfilled each and every material obligation and covenant contained in the Southland Lease and the Completion
	Guaranty or, if there is any exception to the foregoing, specifying the nature and status thereof, (iii) the representations and warranties contained in ARTICLE VI hereof are true and correct in all respects on the date of such certificate (except that the date of reference in such certificate with respect to the financial statements referred to in SECTION 6.06 hereof shall instead be the date of the most recent financial statement delivered by Borrower under SECTION 7.01 hereof), with the same force and effect as though made on and as of the date of such certificate or, if there is any exception to the foregoing, specifying the nature and status thereof, and (iv) there exists no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default as of the date of such certificate or, if any Event of Default shall have occurred, specifying the nature and status thereof;

		(d)     NOTICES BY GOVERNMENTAL
	AUTHORITIES. Promptly upon receipt of the same, true and complete copies of any official notice or claim, or Environmental Complaint by any Governmental Authority pertaining to the Property;

		(e) ENVIRONMENTAL REPORTS. Promptly upon it becoming available, a copy of each report sent by Borrower to any Governmental Authority pursuant to any Environmental Law;

		(f)     LEASE AND SUBLEASE INFORMATION.
	Promptly upon it becoming available, true and complete copies of any information, correspondence, reports or other documentation given or received with respect to the Southland Lease and all Approved Subleases;

		(g)     ANNUAL OPERATING BUDGET.  As soon as
	available and in any event on or before December 15 of each Fiscal Year, an Annual Operating Budget of Borrower for the Property for the following Fiscal Year, in such detail and form as Lender may reasonably request;

		(h)     ZONING REPORTS AND INFORMATION.
	Promptly upon its becoming (i) aware of the occurrence of any of the following events, a notification executed by a responsible and authorized officer of Borrower reporting (A) any change, supplement, addition to or modification of any Government Development Document, or (B) any default under, breach of or failure of compliance with respect to any Government Development Document, or any claim of any default under, breach of or failure of compliance with respect to any Government Development Document; and (ii) available, true and complete

				      43



	copies of any information, correspondence, reports, studies or other documentation submitted by Borrower or Southland with respect to the Government Development Documents;

		(i)     OTHER AGREEMENTS.  Promptly upon its
	becoming aware of the occurrence of any of the following events, a notification executed by a responsible and authorized officer of Borrower reporting (i) any change, supplement, addition to, or the modification of the Easement and Use Agreement or the License Agreement and (ii) any default under, breach of or failure of compliance with respect to, or any claim of any default under, breach of or failure of compliance with respect to the Easement and Use Agreement or the License Agreement; and

		(j) OTHER INFORMATION. Such other information concerning the business, properties, or financial condition of Borrower and Southland (to the extent Borrower has access to such information), as the Lender shall reasonably request.

	7.02.  FINANCIAL STATEMENTS, REPORTS AND
DOCUMENTS OF SOUTHLAND. Borrower will deliver to the Lender each of the following concerning Southland, such information having been required of Southland and delivered to Borrower under the terms of the Southland Lease:

		(a)     MONTHLY FINANCIAL STATEMENTS.  As
	soon as practicable, and in any event within thirty-five (35) days after the end of each month, other than each December, beginning with the Monthly Commencement Date, and within forty (40) days after the end of each December, the internal unaudited consolidated balance sheet of Southland as of the end of such month and the related consolidated statements of operations and cash flows for such month and for the elapsed portion of the Fiscal Year ended with the last date of such month, as included in Southland's Internal Report of Operations;

		(b)     QUARTERLY FINANCIAL STATEMENTS.  As
	soon as practicable, and in any event within fifty (50) days after the close of each quarterly accounting period in each Fiscal Year of Southland other than the last such quarter of any Fiscal Year, copies of the consolidated balance sheet of Southland as at the end of such quarterly period and the related consolidated statements of operations and cash flows for such quarterly period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior Fiscal Year, all of which shall be certified by the Chief Financial Officer, Senior Vice President-Finance, Treasurer or Controller of Southland as being presented fairly in accordance with Generally Accepted Accounting Principles, subject to normal year end adjustments;

				      44




		(c)     ANNUAL FINANCIAL STATEMENTS.  As soon
	as practicable, and in any event, within ninety-five (95) days after the close of each Fiscal Year of Southland, copies of the consolidated balance sheet of Southland as at the end of such Fiscal Year and the related consolidated statements of operations, shareholders' equity and cash flows for such Fiscal Year, in each case setting forth comparative figures for the preceding Fiscal Year, all in reasonable detail and accompanied by an opinion thereon, which shall be unqualified as to scope of audit, of Coopers & Lybrand or such other independent public accountants of recognized national standing selected by Southland, to the effect that such financial statements have been prepared in accordance with Generally Accepted
	Accounting Principles, and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards;

		(d)     LEASING ACTIVITY SUMMARY.
	Simultaneously with Southland's receipt of same, copies of monthly Leasing Activity Summary; provided, however, that notwithstanding the provisions of SECTION 9.01(c) hereof, it shall be an Event of Default if Lender fails to receive, on or before the fifth (5th) day of each calendar month, a monthly Leasing Activity Summary for three
	(3) or more consecutive months or for four (4) or more months within any consecutive twelve (12) month period;

		(e)     REPORTS OF SUBLEASE INCOME.  As soon as
	available, and in any event within fifteen (15) Business Days after the end of each calendar month, if applicable, an accounting of all accrued but unpaid Net Sublease Income for the immediately preceding calendar month, in a form reasonably satisfactory to Lender and containing such information as Lender may reasonably request; and

		(f)     OTHER REPORTS AND FILINGS.  Promptly,
	copies of all financial information, proxy materials and other information and reports concerning material developments in the business, operations, property, assets or condition (financial or otherwise) of Southland, if any, which Southland or any of its subsidiaries (i) has filed with the Securities and Exchange Commission or any governmental agencies substituted therefor or any comparable agency outside of the United States or (ii) has delivered to holders of, or to any agent or trustee with respect to, indebtedness of Southland or any subsidiary in their capacity as such a holder, agent or trustee.

	7.03. PAYMENT OF TAXES. Borrower will pay and discharge all material taxes, assessments, and governmental charges or levies imposed upon it, or upon its income or profits, or upon the Property or upon any other property belonging to it before delinquent; PROVIDED, HOWEVER, that Borrower shall not be required to pay any such tax, assessment, charge, or levy if and so long as the amount, applicability, or validity thereof shall

				      45



currently be contested in good faith by appropriate proceedings and appropriate reserves therefor have been established.

	7.04.  MAINTENANCE OF EXISTENCE AND RIGHTS.
Borrower will preserve and maintain its existence. Borrower shall further preserve and maintain all of its rights, privileges, and franchises necessary in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority.

	7.05. NOTICE OF DEFAULT. Borrower will furnish to Lender, immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default or which, with the passage of time or giving of notice, or both, would become an Event of Default, a written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

	7.06.  OTHER NOTICES.  Borrower will promptly notify Lender of
(a) any material adverse change in the financial condition of Borrower or Southland, (b) any default under any material agreement (including the Southland Lease or any Approved Sublease), contract, or other instrument to which Borrower or Southland is a party or by which any of its properties are bound, or any acceleration of the maturity of any material indebtedness owing by Borrower or Southland, (c) any material adverse claim against or affecting Borrower or Southland or any of their properties, including the Property, (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting Borrower or Southland, (e) any fire or other casualty or any notice of taking or eminent domain action or proceeding affecting the Property, (f) any Hazardous Discharge affecting the Property, if Borrower would have a duty to report such Hazardous Discharge to any Governmental Authority under Environmental Laws, (g) any claim, demand, action, event, condition, or report of investigation indicating any potential or actual liability arising in connection with (i) the non-compliance with or violation of the requirements of any Environmental Law with respect to the Property which individually or in the aggregate might have a Material Adverse Effect, (ii) the release or threatened release on or from the Property of any Hazardous
Material into the environment which individually or in the aggregate might have a Material Adverse Effect or which release Borrower or Southland would have a duty to report to a Governmental Authority under an Environmental Law, or (iii) the existence of any Environmental Lien on any properties or assets of Borrower, and (h) any communications given or received by the Borrower or Southland under the Easement and Use
Agreement or the License Agreement immediately upon the giving or receipt of same.

	7.07.  COMPLIANCE WITH LAW.  Borrower will comply with all
applicable laws, rules, regulations, and all orders of Governmental Authorities applicable to it or any of its property (including the Property),
business operations or transactions.   In this regard, Borrower agrees to

				      46



promptly comply with any requirement or order of any Governmental Authority requiring the removal, treatment, or disposal of any Hazardous Material and provide Lender with satisfactory evidence of such compliance unless Borrower elects, with Lender's prior written consent (which consent shall not unreasonably withheld), to contest such requirement or order.

	7.08. COMPLIANCE WITH LOAN DOCUMENTS. Borrower will promptly comply with any and all covenants and provisions of this Agreement, and all other of the Loan Documents executed by Borrower.

	7.09. OPERATIONS AND PROPERTIES. Borrower will act prudently and in accordance with customary industry standards in managing or operating its assets, properties (including the Property), business, and investments; Borrower will keep in good working order and condition, ordinary wear and tear excepted, the Property and all of its assets and properties which are reasonably necessary to the conduct of its business.

	7.10. BOOKS AND RECORDS; ACCESS. Borrower will give any representative of the Lender access during all business hours to, and permit such representative to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of Borrower and relating to its affairs and to the Property; and such inspection shall be at the expense of Borrower, payable upon ten (10) days' prior written notice.

	7.11. INSPECTION OF PROPERTY. From time to time, as considered necessary or desirable by the Lender, permit the Lender or any Participant and their respective agents and representatives, any Governmental Authority and their respective agents and representatives, to enter upon the Property for the purpose of inspection thereof.

	7.12. INSURANCE. Borrower will keep, maintain, or cause to be maintained, in full force and effect, the Insurance Policies, and shall deliver or cause to be delivered to Lender, (a) the Insurance Policies or certificates evidencing the Insurance Policies and (b) all renewal Insurance Policies, or certificates thereof, at least fourteen (14) days before the expiration date of each expiring Insurance Policy.

	7.13. AUTHORIZATIONS AND APPROVALS. Borrower will promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable Borrower to comply with their obligations hereunder and under the other Loan Documents.

	7.14. MAINTENANCE OF LIENS. Borrower will perform all such acts and execute all such documents as the Lender may reasonably request in order to enable Lender to report, file, and record every instrument that the Lender may deem necessary in order to perfect and maintain Lender's Liens in the Property and in any personal property of the Borrower, and

				      47



otherwise to preserve and protect the rights of Lender therein.

	7.15. CORRECTION OF DEFECTS. Upon demand of the Lender, which shall be based upon the reasonable recommendation of the Inspecting Architects/Engineers, Borrower will correct or cause to be corrected (a) any defect in the Improvements, (b) any material departure in the construction of the Improvements, or (c) any encroachment by any part of the Improvements or any other structure located on the Property on any building line, easement, property line or other restricted area.

	7.16. ENVIRONMENTAL RISK ASSESSMENT. At any time, and from time to time, that Lender shall have reasonable belief that any Hazardous Material shall have been disposed of on or released to the Property which will require remediation under any Environmental Law, Borrower will (a) order within ten (10) days of a written request by Lender to Borrower setting forth the basis of such request, an environmental audit report prepared by an engineering firm acceptable to Lender in Lender's reasonable judgment, at Borrower's cost and expense, detailing the results of an environmental investigation of the Property, including without limitation, the interpretation of and results of a chemical analysis of soil and groundwater samples, if appropriate, (b) cause such audit report to be completed as quickly as reasonably possible, and (c) deliver such audit report to Lender immediately upon its receipt thereof.

	7.17.  MANAGEMENT OF PROPERTY.  Borrower shall cause the
Property to be managed by an Approved Manager pursuant to an Approved Management Agreement. If at any time all Conditions to Southland
Management Agreement are not satisfied, the Borrower shall terminate the Southland Management Agreement and enter into an Approved Management Agreement. Additionally, if at any time Lender notifies Borrower that Lender in good faith believes that the Property is not being managed as a first-class office facility in the Dallas, Texas, central business district, and the Approved Manager fails to upgrade the management and operation of the Property in a manner reasonably acceptable to Lender within thirty (30) days following the date of such notice, then, at Lender's option after consultation with Borrower, Borrower shall, in accordance with Lender's instructions in such notice, terminate or cause the termination of the Approved
Management Agreement with such Approved Manager and cause a new
Approved Manager to manage the Property pursuant to a new Approved
Management Agreement. From time to time prior to the satisfaction of the Obligation, Lender shall have the option to require the Borrower to change the Property manager in accordance with the terms set forth in this
SECTION 7.17 so long as such determination is made by Lender in good faith, acting reasonably, and after consultation with Borrower.

	7.18. SOUTHLAND LEASE. Borrower will perform all of the covenants, agreements, terms and conditions of the Southland Lease to be observed or performed by the Borrower as landlord thereunder, subject to applicable grace

				      48



periods expressly granted therein.

	7.19. LEASING COMMISSION AND TENANT FINISHOUT. In the event Southland for any reason fails or neglects to prosecute or cause the prosecution with diligence and continuity the completion of the Tenant Finishout or to pay Leasing Commissions as required by Southland Lease or the Completion Guaranty, Borrower will, at its sole cost and expense, (a) complete or cause the completion of the Tenant Finishout as and when required by the Southland Lease or any Approved Sublease and in conformance with all Governmental Requirements Applicable to the Property and the Government Development Documents, including without limitation the Scheduled Zoning Ordinances, free and clear of any and all liens and encumbrances (except for Permitted Liens) and (b) pay or cause to be paid all Leasing Commissions as and when they become due and owing, unless contested in good faith by appropriate proceedings with appropriate records being maintained in accordance with Generally Accepted Accounting
Principles. Borrower shall indemnify and hold Lender harmless from any and all losses, costs, liabilities or expenses incurred in connection with Southland's failure to so complete the Tenant Finishout or pay such Leasing Commissions. It is understood and agreed that in the event Tenant Finishout and Leasing Commissions are not paid and performed by Southland or a tenant under an Approved Sublease as required by the Southland Lease or the Completion Guaranty, Lender shall have no obligation to notify or otherwise require that Southland pay and perform such obligations prior to Lender making demand on Borrower to pay and perform such obligations hereunder. Notwithstanding the foregoing, Borrower and Lender acknowledge and confirm that Southland's failure shall, at Lender's option, constitute an Event of Default herein, notwithstanding the Borrower's performance under this SECTION 7.19.

	7.20.  COMPLIANCE WITH GOVERNMENT DEVELOPMENT
DOCUMENTS. Borrower unconditionally covenants and agrees with Lender to (a) comply with, pay and perform or (b) cause to be carried out, complied with, paid and performed, or waived, invalidated or nullified, all terms, conditions, requirements, liabilities, obligations, indemnities and other conditions set forth in the Government Development Documents. Borrower will and will cause Southland to pay and perform their respective obligations and duties under the Easement and Use Agreement and the License
Agreement as and when required thereby, and will notify Lender immediately if Oak Creek or its successors or assigns gives notice of or otherwise alleges or states that Borrower or Southland has failed to perform any of its material obligations or duties thereunder or that any other default or event of default has occurred thereunder. Furthermore, Borrower will and will cause
Southland to (i) cause Oak Creek or its successors or assigns to pay and perform its obligations under the Easement and Use Agreement as and when required thereby, and (ii) promptly enforce all rights and remedies available upon the occurrence of an event of default or default by Oak Creek or its

				      49



successors or assigns thereunder, unless Lender consents in writing to such failure of performance.

	7.21. COSTS AND EXPENSES. In addition to the payment of the expenses provided for in Section 10.02 hereof, Borrower will pay when due all costs and expenses required by this Agreement, including without limitation (a) all taxes and assessments applicable to the Property (subject, however, to certain rights Borrower may have under this Agreement or the other Loan Documents to contest same), (b) all fees for filing or recording the Collateral Documents, (c) all fees and commissions lawfully due to brokers, salesmen, and agents in connection with the Property, (d) all reasonable fees and expenses of legal counsel to Lender, (e) all reasonable fees and expenses of the Appraisal, (f) all title insurance and title examination charges, including premiums for the Title Insurance Policy, (g) all survey costs and expenses, including the cost of the Survey, (h) all premiums for the Insurance Policies, (i) all reasonable fees charged by the Inspecting Architects/Engineers, (j) all reasonable fees charged by the real estate and financial advisors to Lender, (k) all reasonable fees and expenses incurred by Lender in any determination of "Market" with respect to any such calculations in the Loan Documents or the Southland Lease, and (l) all reasonable fees and expenses incurred by Lender in addressing Borrower's or Southland's compliance with the Governmental Requirements Applicable to the Property, the Government Development Documents, the Easement and
Use Agreement or the License Agreement.

	7.22. FURTHER ASSURANCES. Borrower will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, additional agreements, undertakings, conveyances, deeds of trust, mortgages, transfers, assignments, financing statements or other assurances, and take all such other action, as the Lender may, from time to time, deem reasonably necessary or proper in connection with this Agreement or any of the other Loan Documents, the obligations of Borrower hereunder or thereunder, or for better assuring and confirming unto Lender all or any part of the security for any of the Obligations, or for granting to Lender any additional security for the Obligation which Lender may request from time to time.

	7.23. INDEMNITY BY BORROWER. Borrower will indemnify, save, defend, and hold harmless Lender and its directors, officers, agents, attorneys, and employees (collectively, the "indemnitee") from and against:
(a) any and all claims, demands, actions, or causes of action that are asserted against any indemnitee by any Person if the claim, demand, action, or cause of action relates to a claim, demand, action, or cause of action that the Person asserts or may assert against Borrower or Southland, any Affiliate of Borrower or Southland or the Property, (b) any and all claims, demands, actions or causes of action that are asserted against any indemnitee if the claim, demand, action or cause of action directly or indirectly relates to the failure of Borrower to perform or comply with any of the terms, covenants or provisions of this Agreement or of any of the other Loan Documents,

				      50



PROVIDED HOWEVER, in no event shall Borrower be liable to Lender for the diminution in value of the Property unless such diminution in value is caused by Borrower's failure to perform or comply with any of the terms, covenants or provisions of this Agreement or of any of the other Loan Documents, (c) any and all claims, demands, actions or causes of action, asserted against or incurred by an indemnitee at any time and from time to time under any applicable Environmental Law, by reason of any and all matters arising out of any act, omission, event, condition, or circumstance occurring on or in relation to the Property or the operation of the Property (including without limitation, the presence on the Property, or the release from or to the Property, of any Hazardous Material requiring remediation under any Environmental Law) regardless of whether the act, omission, event, or circumstance constituted a violation of any applicable
Environmental Law at the time of the existence or occurrence, (d) any and all claims, demands, actions or causes of action that are asserted against any indemnitee if the claim, demand, action or cause of action directly or indirectly relates to any failure of condition or any other breach or default under any Governmental Requirements Applicable to the Property, or any Government Development Document or Easement and Use Agreement,
(e) any administrative or investigative proceeding by any Governmental Authority directly or indirectly related to a claim, demand, action or cause of action described in clauses (a), (b) or (c) or (d) above, and (f) any and all liabilities, losses, costs, or expenses (including reasonable attorneys' fees and disbursements) that any indemnitee suffers or incurs as a result of any of the foregoing; PROVIDED, HOWEVER, that Borrower shall have no obligation under this SECTION 7.23 to Lender with respect to any of the foregoing arising out of the gross negligence or willful misconduct of Lender.
 If any claim, demand, action or cause of action is asserted against any indemnitee, such indemnitee shall promptly notify Borrower, but the failure to do so shall not affect Borrower's obligations under this SECTION 7.23 unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. If requested by Borrower in writing and so long as no Event of Default shall have occurred and be continuing, such indemnitee shall in good faith contest the validity, applicability and the amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's concurrence thereto.
Each indemnitee is authorized to employ counsel in enforcing its rights hereunder and in defending against any claim, demand, action, or cause of action covered by this SECTION 7.23; PROVIDED, HOWEVER, that each indemnitee shall endeavor, but shall not be obligated, in connection with any matter covered by this SECTION 7.23 which also involves other indemnitees, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all indemnitees. Any obligation or liability of Borrower to any indemnitee under this SECTION 7.23 shall survive for a period of five

				      51



(5) years after the later of (i) the expiration or termination of this Agreement, (ii) the satisfaction of the Obligation, and (iii) the release or foreclosure of the Deed of Trust and/or other Collateral Documents.

	7.24.  LICENSE AGREEMENT.  Borrower will notify Lender if
Oak Creek or its successors or assigns notifies Borrower or Southland or alleges or otherwise states that a default or violation has occurred by Southland or Borrower under the License Agreement.








				      52




	ARTICLE VIII

	NEGATIVE COVENANTS

Until payment in full of the Loan and the performance of all other obligations of Borrower under this Agreement and the other Loan Documents, Borrower agrees that (unless the Lender shall otherwise consent in writing):

	8.01.  CASH FLOW COVERAGE RATIO.  Unless or until the
Annual Rate is modified, Borrower will not permit its Cash Flow Coverage Ratio calculated as of June 30 and December 31 of each year during the term hereof, for the twelve (12) months ending on each said date, to be less than
1.05 to 1.0.

	8.02. DEBT. Borrower will not create or suffer to exist, any Debt, other than Permitted Debt.

	8.03. LIENS. Borrower will not create or suffer to exist any Lien, or any other type of preferential arrangement (other than Permitted Liens) upon or with respect to the Property or any right to receive income therefrom.

	8.04. DISTRIBUTIONS AND DEBT REPAYMENT. Borrower will not make any distribution or dividend of cash, stock or otherwise or repay the principal or pay the interest on any Intercompany Debt unless Borrower maintains a Cash Reserve of at least $15,000,000.00 after giving effect to such distribution, dividend or repayment.

	8.05. SOUTHLAND LEASE. Borrower will not (a) amend, modify, restate or supplement or agree to any such amendment modification, restatement or supplement of, the Southland Lease which would result in any change in any economic term of the Southland Lease or in any material change in any other term of the Southland Lease, (b) grant any adjustment, indulgence, forbearance or compromise to Southland with respect to any of Southland's economic obligations under the Southland Lease or (c) grant any adjustment, indulgence, forbearance or compromise to Southland which would materially affect any of Southland's other obligations under the Southland Lease, or (d) exercise any approval or rejection rights under with respect to Lease Parameters, Approved Subleases including, without limitation, the form of Approved Sublease Subordination, the Approved Leasing Agent or the Approved Leasing Agreement, or any other transfer, sublease or assignment by Southland thereunder.

	8.06. SUBLEASES. Without the prior written consent of Lender, Borrower will not, and will not permit Southland, to enter into any sublease except an Approved Sublease, and will not, and will not permit Southland to, reject any proposal to sublease a portion of the Improvements in accordance with the Approved Lease Parameters. In addition, Borrower will not approve or reject any Lease Parameters, Approved Sublease, rejection of

				      53



sublease, form of sublease, form of Approved Sublease Subordination, Approved Leasing Agent or Approved Leasing Agreement or any other transfer, assignment or sublease by Southland under the Southland Lease, for which Borrower has approval rights or other discretionary review pursuant to the Southland Lease.

	8.07. SALES, ETC. OF ASSETS. Borrower will not sell, lease, transfer or otherwise dispose of any of its assets which (a) are subject to a Lien in favor of Lender UNLESS such assets (i) are not necessary or instrumental to the operation of the Property, or (ii) are immediately replaced with an asset subject to a first and prior Lien in favor of Lender, or (b) are not subject to any Lien in favor of Lender, provided any such assets (i) do not have an aggregate book value in excess of $750,000 per calendar year, and (ii) are being sold, leased, transferred or otherwise disposed of in the ordinary course of the Company's business.

	8.08.  NAME, FISCAL YEAR AND ACCOUNTING METHOD.
Borrower will not change its name, fiscal year or method of accounting except as required by Generally Accepted Accounting Principles (other than immaterial changes permitted by Generally Accepted Accounting Principles in which its auditors concur); PROVIDED, HOWEVER, that Borrower may change its name if it has given Lender sixty (60) days prior written notice of such name change and taken such action as Lender deems necessary to continue the first and senior most priority and perfection of the Liens securing payment of the Obligation.

	8.09.  CONSOLIDATION, MERGER, CONVEYANCE,
TRANSFER OR LEASE. Except for a Permitted Transfer, Borrower will not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person.

	8.10. ERISA COMPLIANCE. Borrower will not establish or maintain any Plan.

	8.11. TRANSACTIONS WITH AFFILIATES. Borrower will not enter into any transaction with, or pay any management fees to, any Affiliate except pursuant to the Southland Management Agreement; provided, however, that Borrower may enter into transactions with Affiliates upon terms not less favorable to Borrower than would be obtainable at the time in comparable transactions of Borrower in arms-length dealings with Persons other than Affiliates.

	8.12. ENVIRONMENTAL MATTERS. Except in compliance with relevant Environmental Laws, Borrower will not (a) cause or permit the presence, use, generation, release, discharge or disposal of any Hazardous Material on, under, in or about, or the transportation of any Hazardous Material to or from, the Property, or (b) permit the Property to be used as a dumpsite or storage site (whether permanent or temporary) for any Hazardous Material. Borrower will not construct or install, or permit to be

				      54



constructed or installed, under the Property any underground storage tank except (a) in conformity with all requirements of 40 C.F.R. Part 280 and 31 Tex. Adm. Code 334, and (b) with the prior written consent of the Lender.

	8.13. LINES OF BUSINESS. Borrower will not, directly or indirectly, engage in any businesses other than those in which it is presently engaged, or discontinue any of its existing lines of business or substantially alter its method of doing business.

	8.14. LICENSE AGREEMENT. Neither Borrower nor Southland will modify, release or terminate the License Agreement or any rights or interest of Borrower or Southland with respect to the Cityplace Marks (as described therein), without Lender's prior written consent, which consent will not be unreasonably withheld or delayed, or use the Cityplace Marks in violation of the License Agreement.

	8.15. CHANGES IN ZONING REQUIREMENTS. Borrower will not and will not permit Southland to request or obtain any change to, or consent to any request for or change in, any Governmental Requirements Applicable to the Property or any Government Development Document or any other law, ordinance, rule or regulation affecting the zoning, development or use of the Property, or any variance or special exception therefrom, without the prior written consent of Lender, which consent will not be unreasonably withheld or delayed. Furthermore, without the prior written consent of Lender, which consent will not be unreasonably withheld or delayed, Borrower will not and will not permit Southland to amend, release or terminate or consent to or allow the amendment, release or termination of the Easement and Use Agreement or any term or provision thereof.





				      55




	ARTICLE IX

	EVENTS OF DEFAULT

	9.01. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall exist if any one or more of the following events (herein collectively called "EVENTS OF DEFAULT") shall occur and be continuing:

		(a) any failure to pay when due any principal of, or interest on, the Loan or any failure to pay when due any fee, expense, or other payment required hereunder or under any other Loan
	Document, and any such failure shall continue for three (3) Business Days following such due date;

		(b) any representation or warranty made by Borrower and/or Southland under this Agreement, or any of the other Loan Documents executed by any of them, or in any certificate or statement furnished or made to Lender by Borrower and/or
	Southland pursuant hereto or in connection herewith or with the Loan, shall prove to be untrue or inaccurate as of the date on which such representation or warranty is made;

		(c) default shall occur in the performance of any of the covenants or agreements contained herein (except as provided in SECTION 9.01(e) hereof), and such default shall continue uncured to the satisfaction of the Lender for a period of thirty (30) days after the earlier of (i) notice of default to Borrower from Lender, or
	(ii) Lender is notified of such default to Borrower or should have been so notified pursuant to SECTION 7.05 hereof;

		(d) default shall occur in the performance of the covenants and agreements contained in SECTION 7.12 hereof and such default shall continue uncured until the first to occur of (i) the termination or expiration of any of the Insurance Policies required hereby, and (ii) ten (10) days after the earlier of (A) notice of default to Borrower from Lender, or
	(B) Lender is notified of such default to Borrower or should have been so notified pursuant to SECTION 7.05 hereof;

		(e) default shall occur in the performance of any of the covenants or agreements of Borrower contained in ARTICLE VIII or SECTIONS 4.02, 7.01(h), 7.02(d), 7.05, 7.06, 7.10, 7.11, 7.16,
	7.17, 7.18 or 7.19 hereof;

		(f) any of the Loan Documents executed by Borrower and/or Southland, shall cease, in whole or in part, to be legal, valid, binding agreements of Borrower and/or Southland enforceable against Borrower and/or Southland, as the case may be, in accordance with the terms thereof or shall in any way be terminated or become or be declared

				      56



	ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interest, rights, titles, interest, remedies, powers, or privileges intended to be created thereby;

		(g) default shall occur on the payment of any material Debt of Borrower or default shall occur in respect of any note, loan agreement or credit agreement relating to any such Debt and such default shall continue for more than the period of grace, if any, specified therein; or any such Debt shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and shall not be promptly paid or extended;

		(h) Borrower or Southland shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets,
	(ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Relief Laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) institute or voluntarily be or become a party to any other judicial proceedings intended to effect a discharge of the debts of Borrower, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers of Lender granted in this Agreement or any other Loan Document, or (vii) take corporate action for the purpose of effecting any of the foregoing;

		(i) an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Borrower or Southland, appointing a receiver, custodian, trustee, intervenor, or liquidator of Borrower or Southland, or of all or substantially all of either's assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days;

		(j) any final judgment(s) for the payment of money in excess of the sum of US $1,000,000 in the aggregate shall be rendered against Borrower and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which any of Borrower's assets could be lawfully sold to satisfy such a judgment;

		(k) the occurrence of any default, breach or failure of performance by Southland of any of its obligations or duties under the Southland Lease (subject, however, to any cure period expressly granted to Borrower or Southland in the Southland Lease) OR the

				      57



	termination of the Southland Lease, for any reason whatsoever;

		(l) the occurrence of any default, breach or failure of performance by Borrower under any of the other Loan Documents (subject, however, to any cure period expressly granted to Borrower therein);

		(m)     there shall occur any event which has a Material
	Adverse Effect;

		(n) the ownership of the Property, or any part thereof, or any legal, beneficial or equitable interest therein (including, without limitation, any sale, pledge, exchange, encumbrance, transfer, assignment or other disposition), including the right to receive distributions or profits therefrom, becomes vested in a Person other than Borrower or Lender, except with respect to sales permitted by
	SECTION 8.07 hereof and a Permitted Transfer pursuant to
	SECTION 8.09 hereof;

		(o) Southland shall cease to own, legally and beneficially, all of the issued and outstanding Capital Stock of Borrower; or

		(p)     a Change in Control of Southland shall occur.

	9.02.  REMEDIES UPON EVENT OF DEFAULT.  If an Event of
Default shall have occurred and be continuing, then the Lender may declare the principal of, and all interest then accrued on, the Loan and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind all of which Borrower hereby expressly waives, anything contained herein to the contrary notwithstanding, and without notice of default or demand, pursue and enforce any of the Lender's rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement; PROVIDED, HOWEVER, that if any Event of Default specified in SECTIONS 9.01(h) or (i) shall occur, the principal of, and all interest on, the Loan and other liabilities hereunder shall thereupon become due and payable concurrently therewith, without any further action by Lender and without presentment, demand, protest, notice of default, notice of acceleration of or intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

	9.03. PERFORMANCE BY LENDER. Should Borrower fail to perform any covenant, duty, or agreement contained herein or in any of the Loan Documents, the Lender may perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender promptly pay any amount expended by the Lender in such performance or attempted performance to the Lender at its principal office in Dallas, Texas, together

				      58



with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender assumes no liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Loan Documents or other control over the management and affairs of Borrower, nor by any such action shall the Lender be deemed to create a partnership arrangement with the Borrower.





				      59






	ARTICLE X

	MISCELLANEOUS

	10.01. WAIVER. No failure to exercise, and no delay in exercising, on the part of the Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Lender hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Agreement or any Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. The Lender and Borrower may from time to time enter into agreements amending or changing any provision of this Agreement or the rights of Lender or Borrower hereunder, or may grant waivers or consents to a departure from the due performance of the obligations of Borrower hereunder.

	10.02. PAYMENT OF EXPENSES. Borrower agrees to pay all out-of-pocket costs and expenses of Lender and Participants (including, without limitation, the reasonable attorneys' fees of Lender's and Participants' legal counsel) incurred by them in connection with the enforcement of Lender's rights under this Agreement and/or the other Loan Documents, and all out-of-pocket costs and expenses of Lender (including without limitation the reasonable fees and expenses of Lender's counsel) in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications and supplements thereof or thereto.

	10.03. NOTICE. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be deemed to be effective (a) if by hand delivery, telex, telecopy or other facsimile transmission, on the day and at the time on which delivered to such party at the address, telex or telecopier numbers specified below; (b) if by mail, on the day which it is received after being deposited, postage prepaid, in the United States registered or certified mail, return receipt requested, addressed to such party at the address specified below; or (c) if by FedEx or other reputable express mail service, on the next Business Day following the delivery to such express mail service, addressed to such party at the address set forth below; or (d) if by telephone on the day and at the time communication with one of the individuals named below occurs during a call to the telephone number or numbers indicated for such party below:

				      60



If to Lender:           The Sanwa Bank, Limited, Dallas Agency
				2830 NationsBank Plaza
				901 Main Street
				Dallas, Texas  75202
				Telephone:   (214) 744-5555
				Telecopier:  (214) 741-6535
				Telex:  735282 (Answerback: SANWA BK
DAL)
				Attention:  Mr. Matthew G. Patrick

With Copy to:           Haynes and Boone
				3100 NationsBank Plaza
				901 Main Street
				Dallas, Texas  75202
				Telephone:   (214) 651-5000
				Telecopier:  (214) 651-5940
				Telex: 730187 (Answerback: HB LAW
DAL)
				Attention:  Timothy E. Powers, Esq.

If to Borrower:         Cityplace Center East Corporation
				P.O. Box 711
				2711 North Haskell Avenue, Suite 2900
				Dallas, Texas  75204
				Telephone:   (214) 828-7255
				Telecopier:  (214) 828-7119
				Telex:  730895 (Answerback:
SOUTHLAND DAL)
				Attention:  Legal Department

Any telephonic or any other notice received by the Lender after 11:00 a.m. (Dallas time) shall be deemed for the purposes of such Section to have been given by Borrower on the next succeeding Business Day. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this SECTION 10.03.

	10.04. GOVERNING LAW. This Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Texas, and the substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Agreement and (except for the Assignment of Cash Reserve Account) all of the other Loan Documents.

	10.05. CHOICE OF FORUM; CONSENT TO SERVICE OF
PROCESS AND JURISDICTION. Any suit, action or proceeding with respect to this Agreement or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, County of Dallas, or in the United States courts located in the State of Texas and the Borrower

				      61



hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Borrower hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Documents brought in the courts located in the State of Texas, County of Dallas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

	10.06. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

	10.07. INTEREST RATE. Regardless of any provisions contained in this Agreement, the Loan or in any of the other Loan Documents, Lender shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Loan, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event that Lender ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Loan, and, if the principal balance of the Loan is paid in full, any remaining excess shall forthwith be paid to Borrower.
 In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and
(c) spread the total amount of interest throughout the entire contemplated term of the Loan so that the interest rate is uniform throughout such term.

	10.08.  ENTIRETY AND AMENDMENTS.

		(a) The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof, and this Agreement and the other Loan Documents may be amended only by an instrument in writing executed by the authorized officer of Borrower and Lender.

				      62



		(b) The following Notice is given by Lender, with respect to this Agreement pursuant to Section 26.02 of the Texas Business and Commerce Code. Borrower, and each other obligor and party in interest to this Agreement represent and warrant to Lender that this Notice of Final Agreement was given:

	NOTICE OF FINAL AGREEMENT

		(i)     THIS WRITTEN LOAN AGREEMENT (HEREIN
	REFERRED TO AS AGREEMENT) REPRESENTS THE FINAL
	AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE
	CONTRADICTED BY EVIDENCE OF PRIOR,
	CONTEMPORANEOUS, OR SUBSEQUENT ORAL
	AGREEMENTS OF THE PARTIES.

		(ii)    THERE ARE NO UNWRITTEN ORAL
	AGREEMENTS BETWEEN THE PARTIES.

	10.09.  PARTIES BOUND; ASSIGNMENT.  The provisions of this
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of Lender. The commitment of Lender to Borrower hereunder is a non-assignable contract to lend money within the meaning of sections 365(c)(2) and 365(e)(2)(B) of the U.S. Bankruptcy
Code.

	10.10. PARTICIPATIONS. In addition to its rights to assign duties and rights hereunder pursuant to SECTION 10.09 hereof, Lender shall have the right to enter into a participation agreement with any bank or other financial institution (each a "PARTICIPANT ") with respect to the Loan and the Loan Documents, but such participation shall not affect the rights and duties of Lender hereunder VIS-A-VIS Borrower. Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 3.06, 3.07,
3.08 and 4.03 with respect to its participation interest as if it were a direct lender hereunder; provided, however, that, with respect to the indemnifications set forth in SECTION 3.08 hereof, (a) Borrower shall never be obligated to any Participant for any cost or expense in excess of amounts which would be due by Borrower to Lender thereunder if Lender had never granted any such participation hereunder, and (b) each Participant shall comply with the requirements set forth in SECTION 3.08 prior to any right to reimbursement arising thereunder. Borrower may make all payments due hereunder to Lender and may rely upon any consent or approval given by Lender and shall not be required to seek any consent or approval from any Participant.

	10.11. HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

				      63



	10.12. TIME OF THE ESSENCE. Time is of the essence with respect to the provisions of this Agreement.

	10.13. CONFIDENTIALITY. Lender and each Participant shall maintain, at all times, the confidentiality of all data and information which constitutes Confidential Information and shall not use, at any time, any data and information which constitutes Confidential Information except to exercise any right or remedy hereunder or for other purposes specifically contemplated by this Agreement and the other Loan Documents. Anything herein to the contrary notwithstanding, the provisions of this
SECTION 10.13 shall not preclude or restrict Lender or a Participant from disclosing any Confidential Information: (a) with the prior written consent of Borrower, (b) upon the order of or pursuant to the rules and regulations of any Governmental Authority having jurisdiction over Lender or Participants,
(c) in connection with any audit by an independent public accountant of Lender or a Participant; provided, such auditor prior thereto agrees in writing to be bound by the provisions of this SECTION 10.13, or in connection with any audit, discussion or conference between Lender or a Participant, or any Affiliates thereof and their respective counsels, (d) to examiners or auditors of any applicable Governmental Authority which examines Lender's or a Participant's books and records while conducting such examination or audit, or (e) as otherwise specifically required by law.

	10.14.  SURVIVAL OF CERTAIN PROVISIONS.
Notwithstanding anything to the contrary set forth herein, the covenants, agreements and indemnities of Borrower contained in SECTIONS 7.20, 7.23(d) and 8.15 of this Agreement shall survive until (a) if the Obligation is satisfied without foreclosure or deed in lieu of foreclosure of the Deed of Trust, the date the Obligation is paid in full or (b) if the remaining Obligation is satisfied and a foreclosure or a deed in lieu of foreclosure has occurred under the Deed of Trust as of such date, so long as Lender, the Participants or their Affiliates own the Property or have any liability or obligations with respect to Government Development Documents which exist as of the date of such foreclosure or deed in lieu of foreclosure.







d-0049073.05

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